Exhibit 10.1

galleria north tower i

OFFICE LEASE AGREEMENT

Between

FSP GALLERIA NORTH LIMITED PARTNERSHIP,

a Texas limited partnership

as

Landlord

and

DEALERTRACK, INC.,

a Delaware corporation

as

Tenant

Premises:

Galleria North Tower I

Suites 220, 300, and 400

13737 Noel Road

Dallas, Texas 75240

BASIC LEASE INFORMATION

Effective Date:	February 16, 2012

Tenant:	DealerTrack, Inc.,
a Delaware corporation

Tenant's Address:	1111 Marcus Ave. – Suite M04
Lake Success, NY 11042
Ana Herrera

Contact:
Telephone:	516-734-3604

Landlord:	FSP Galleria North Limited Partnership,
a Texas limited partnership

Landlord's Address:	Franklin Street Properties
401 Edgewater Place
Suite 200
Wakefield, Massachusetts 01880-6210

Contact:	John Donahue
781-557-1300

Premises:	Suite 220 composed of 9,829 square feet of Rentable Area and Suites 300, and 400, composed of all of the Rentable Area on the third and fourth floors of the office building (the "Building") located at 13737 Noel Road, City of Dallas, Dallas County, Texas ("Land"). The Premises are outlined on the plan attached to the Lease as Exhibit B.

Term:	130 months, commencing on the earlier of (i) August 1, 2012, as such date may be extended for Landlord Delays (as defined on Exhibit D hereto), or (ii) Substantial Completion (as defined on Exhibit D hereto), and ending at 5:00 p.m. on the last day of the 130th calendar month following the Commencement Date, subject to adjustment, extension and earlier termination as provided in the Lease.

Renewal Option(s):	Two renewal periods of 5 years each

Base Rental:

Lease Months	Annual Base Rental Rate Per RSF	Annual Base Rental	Monthly Installment	Electricity
1 thru 7	-0-	-0-	“free rent” period	+ Electricity
8 thru 35	$19.50	$1,153.464.00	$96,122.00	+ Electricity
36 thru 63	$20.70	$1,224,446.40	$102,037.20	+ Electricity
64 thru 91	$21.90	$1,295,428.80	$107,952.40	+ Electricity
92 thru 94	-0-	-0-	“free rent” period	+ Electricity
95 thru 118	$23.10	$1,366,411.20	$113,867.60	+ Electricity
119 thru 130	$24.30	$1,437,393.60	$119,782.80	+ Electricity

Security Deposit:	None

Rent:	Base Rental, Tenant’s Share of Basic Operating Costs and Tenant’s Share of Taxes and all other sums that Tenant may owe to Landlord under the Lease.

Improvement Allowance:	$25.00 per square foot of Rentable Area.

Permitted Use:	General office purposes consistent with comparable first class office buildings in the Market Area.

Tenant's Share of Basic Operating Costs:	15.586%

Base Year for Taxes:	2012

Base Year for Operating Costs:	2012

Initial Liability Insurance Amount:	$5,000,000.00

Brokers:	Corporate Realty Consultants, for Tenant and Cassidy Turley Commercial Real Estate Services, for Landlord

Right of First Refusal	Covers space on 5th floor described on Exhibit “H”

Expansion Option	Covers space on 5th floor as described on Exhibit “I”

Early Termination Right	One time right at end of 91st Lease Month upon notice and payment of $861,308.00 termination fee no later than end of 79th Lease Month

The foregoing Basic Lease Information is incorporated into and made a part of the Lease identified above. If any conflict exists between any Basic Lease Information and the Lease, then the Lease shall control.

OFFICE LEASE AGREEMENT

THIS OFFICE LEASE AGREEMENT ("Lease") is executed effective as of February 16, 2012 (the "Effective Date"), between FSP GALLERIA NORTH LIMITED PARTNERSHIP, a Texas limited partnership ("Landlord"), and DEALERTRACK, INC., a Delaware corporation ("Tenant").

W I T N E S S E T H:

1.     Definitions. Capitalized terms used in this Lease and not defined elsewhere have the meanings given them below:

“After Hours HVAC Rate” means $50.00 per hour per floor, subject to change as provided herein.

“Alterations” shall have the meaning given such term in Section 15(a) hereto.

“Base Amount for Basic Operating Costs” means the Basic Operating Costs for the Base Year for Operating Costs.

"Base Amount for Taxes" means actual Taxes for the Base Year for Taxes.

"Base Rental" means the “Base Rental” set forth in the Basic Lease Terms.

“Base Year for Operating Costs” means calendar year 2012

“Base Year for Taxes” means calendar year 2012.

"Basic Operating Costs" shall have the meaning given to such term in Section 6(c) hereto.

"Broker" shall mean the broker(s) identified in the Basic Lease Information.

"Building" means the office building located upon the Property. The address of the Building is 13737 Noel Road, Dallas, Texas 75240.

"Building Standard" means the level of service or type of equipment standard in the Building or the type, brand and/or quality of materials Landlord designates from time to time to be the minimum type, brand or quality to be used in the Building or the exclusive type, grade or quality of material to be used in the Building.

"Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of the State, or are in fact closed in, the State.

“Claims” means any and all liabilities, obligations, damages, claims, suits, losses, causes of action, lien, judgments and expenses (including court costs, attorneys fees and costs of investigation) of any kind, nature or description.

"Commencement Date" means the earlier of (i) Substantial Completion or (ii) August 1, 2012.

OFFICE LEASE AGREEMENT/[DealerTrack, Inc.] – Page 1

"Common Areas" means all areas, spaces, facilities and equipment (whether or not located within the Building) made available by Landlord for the common and joint use of Landlord, Tenant and others designated by Landlord using or occupying space in the Building, including, but not limited to, tunnels, loading docks, walkways, sidewalks and driveways necessary for access to the Building, Parking Areas, Building lobbies (including the lobby area on the ground floor and lobbies on floors with one tenant), fitness center, conference center, atriums, landscaped areas, public corridors, public rest rooms, Building stairs, elevators open to the public, service elevators (provided that such service elevators shall be available only for tenants of the Building and others designated by Landlord), drinking fountains, equipment rooms, risers and any such other areas and facilities, if any, as are designated by Landlord from time to time as Common Areas, including, but not limited to, any such areas so designated by Landlord on a single-tenant floor of the Building.

"Complex" means the Property, the Building and the Parking Areas.

"Default Rate" means a simple rate of interest equal to the lesser of (1) the rate of fifteen percent (15%) per annum, or (2) the maximum rate of interest then permissible for a commercial loan to Tenant in the State.

“Disability Laws” shall have the meaning given such term in Section 15(a) hereto.

“Dispute” shall have the meaning given such term in Section 6(f) hereto.

“Event of Default” shall have the meaning given such term in Section 27(a) hereto.

“Force Majeure” means acts of God; strikes; lockouts; labor troubles; inability to procure materials; acts of war; terrorist actions; inclement weather; governmental laws or regulations; casualty; orders or directives of any legislative, administrative, or judicial body or any governmental department; inability to obtain any licenses, permissions or authorities (despite commercially reasonable pursuit of such licenses, permissions or authorities); and other similar or dissimilar causes beyond Landlord’s reasonable control.

“Hazardous Materials” means any of the following, in any amount: (a) any petroleum or petroleum product, asbestos in any form, urea formaldehyde and polychlorinated biphenyls; (b) any radioactive substance; (c) any toxic, infectious, reactive, corrosive, ignitable or flammable chemical or chemical compound; and (d) any chemicals, materials or substances, whether solid, liquid or gas, defined as or included in the definitions of hazardous substances, hazardous wastes, hazardous materials, extremely hazardous wastes, restricted hazardous wastes, toxic substances, toxic pollutants, solid waste, or words of similar import in any federal, state or local Law now existing or existing on or after the Effective Date as the same may be interpreted by government offices and agencies.

“Hazardous Materials Laws” means any federal, state or local statutes, laws, ordinances or regulations now existing or existing after the Effective Date that control, classify, regulate, list or define Hazardous Materials.

"Landlord Related Party" means any officer, director, partner, employee, member, agent or contractor of Landlord.

“Landlord’s Mortgagee” shall have the meaning given such term in Section 33(a) hereto.

“Landlord’s Notice Address” shall mean the address of Landlord set forth on the signature page of this Lease.

“Landlord’s Relocation Notice” shall have the meaning given such term in Section 30 hereto.

“Laws” means any law, regulation, rule, order, statute or ordinance of any governmental entity in effect on or after the Effective Date and applicable to the Complex or the use or occupancy of the Complex, including, without limitation, Hazardous Materials Laws, Rules and Regulations and Permitted Encumbrances.

"Lease Term" means the period commencing on the Commencement Date and terminating on the last day of the calendar month that is 130 months after the Commencement Date.

OFFICE LEASE AGREEMENT/[DealerTrack, Inc.] – Page 2

"Lease Year" means a period of twelve (12) consecutive calendar months with respect to each subsequent Lease Year. The first Lease Year shall begin on the 1st day of the month following the Commencement Date unless the Commencement Date occurs on the 1st day of a month, in which event the first Lease Year shall begin on the Commencement Date.

"Market Area" means Dallas North Tollway submarket area.

“Miscellaneous Power” shall have the meaning given such term in Section 9(a)(6) hereto.

“Mortgage” shall have the meaning given such term in Section 33(a) hereto.

“Non-Structural Alterations” shall have the meaning given such term in Section 15(a) hereto.

"Normal Business Holidays" means New Years Day, Memorial Day, July 4th (Independence Day), Labor Day, Thanksgiving and Christmas Day and any other day which shall be recognized by office tenants generally (excluding federal or state banking institutions) as a national holiday on which employees are not required to work.

"Normal Business Hours" for the Building means 7:00 a.m. to 6:00 p.m. on Monday through Friday, and 8:00 a.m. to 1:00 p.m. on Saturday, exclusive of Normal Business Holidays.

“OFAC” shall have the meaning given such term in Section 60 hereto.

"Parking Areas" means those areas located (i) upon the Property designated by Landlord, from time to time, to be parking areas, including the Underground Parking, and (ii) available for parking by the owner and tenants of the Building in the Parking Garage.

"Parking Garage" means the multi-level parking garage attached to the Property, the ownership and use of which is shared with the Related Projects as more particularly set forth in the REA.

“Permitted Encumbrances” means all easements, declarations, encumbrances, covenants, conditions, reservations, restrictions, including specifically the REA and other matters now or after the Effective Date affecting title to the Complex.

“Permitted Transfer” shall have the meaning given such term in Section 18(a) of this Lease.

"Premises" means the suite of offices, known as Suite No. 220 on the 2nd Floor of the Building, Suite No. 300 located on the 3rd Floor of the Building, and Suite No. 400 located on the 4th Floor of the Building and outlined on the floor plan attached to this Lease as Exhibit "B" and incorporated herein by reference, and consists of 59,152 square feet of Rentable Area.

“Primary Lease” shall have the meaning given such term in Section 33(a) of this Lease.

"Property" means the land described in Exhibit "A" attached hereto and incorporated herein by reference.

“Provider” shall have the meaning given to such term in Section 11(a) of this Lease.

“REA” means a certain Amended and Restated Construction, Operation and Reciprocal Easement Agreement for Galleria North dated September 27, 2004 that encumbers the Property and the Related Projects.

“Related Projects” means the real property and improvements situated on the Tower II Tract (as defined in the REA) and the Hotel/Condo Tract (as defined in the REA).

"Rent" means, collectively, the Base Rental, the Tenant’s Electricity costs (as provided in Section 6(a)), the Tenant’s Share of Basic Operating Costs and Tenant’s Share of Taxes (as provided in Section 6), the amounts, if any, to be paid by Tenant pursuant to the Tenant Improvements Agreement, and all other sums of money becoming due and payable to Landlord under this Lease.

OFFICE LEASE AGREEMENT/[DealerTrack, Inc.] – Page 3

"Rentable Area" means rentable area calculated in accordance with BOMA ANSI Z65.1-1996 modified to take into account certain amenities offered to all tenants of the Building. All references to "RSF" mean the square feet of Rentable Area.

"Rentable Area of the Building" means (and is hereby deemed to be) 379,518 square feet of Rentable Area.

"Rentable Area of the Premises" means (and is hereby deemed to be) 59,152 square feet of Rentable Area.

"Rules and Regulations" means the rules and regulations for the Complex set forth on Exhibit "C" attached of this Lease and incorporated herein by reference, and the rules and regulations for the Parking Areas set forth in Section 5 of Exhibit "E", and any rules and regulations that be adopted or altered by Landlord in accordance with Section 26 of Exhibit "C".

"Service Areas" means those areas, spaces, facilities and equipment serving the Building (whether or not located within the Building), but to which Tenant and other occupants of the Building will not have access, including, but not limited to, service elevators, mechanical, telephone, electrical, janitorial and similar rooms and air and water refrigeration equipment.

“State” means the State of Texas.

“Substantial Completion” shall have the meaning given such term on Exhibit “D” attached to this Lease.

“Substitute Tenant” shall have the meaning given such term in Section 27(f) of this Lease.

"Taxes" means all taxes, assessments and governmental charges, whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing the Complex or by others, subsequently created or otherwise and any other taxes, association dues and assessments attributable to the Complex or its operation, including the so called “Margin Tax” assessed against Landlord based on revenues from the operation of the Complex and the costs of Landlord’s ad valorem tax consultant, excluding, however, federal and state income taxes, franchise taxes, inheritance, estate, gift, corporation, net profits or any similar tax for which Landlord becomes liable and/or which may be imposed upon or assessed against Landlord.

“Taxing Authority” means any authority having the direct or indirect power to tax, including but not limited to, (a) any city, county, state or federal entity, (b) any school, agricultural, lighting, drainage or other improvement or special assessment district, (c) any governmental agency, or (d) any private entity having the authority to assess the Property under the REA.

"Tenant Improvements" means those improvements to the Premises which are to be constructed in the Premises in accordance with the Tenant Improvements Agreement.

"Tenant Improvements Agreement" means an agreement between Tenant and Landlord for construction of the Tenant Improvements attached as Exhibit “D” of the Lease.

“Tenant’s Notice Address” shall mean the address of Tenant set forth on the signature page of this Lease.

"Tenant Related Party" means any affiliate, officer, director, partner, employee, agent or contractor of Tenant.

"Tenant's Share" means the proportion which the Rentable Area of the Premises bears to the Rentable Area of the Building. The initial Tenant’s Share shall be 15.586%.

"Tenant's Share of Basic Operating Costs" means the Tenant's Share of the amount, if any, by which the Basic Operating Costs during any 12-month period ending on the anniversary date of the Base Year exceed the Base Amount for Basic Operating Costs.

OFFICE LEASE AGREEMENT/[DealerTrack, Inc.] – Page 4

"Tenant's Share of Taxes" means the Tenant's Share of the amount, if any, by which the Taxes during any 12-month period ending on the anniversary date of the Base Year exceed the Base Amount for Taxes.

“Transfer” shall have the meaning given such term in Section 18(a) hereto.

“Underground Parking Area” means the parking areas underneath the Building.

2.     Lease Grant. Upon the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises and the non-exclusive right to use the Common Areas, subject to all of the terms and conditions of this Lease (including the Rules and Regulations).

3.     Lease Term; Acceptance of Premises.

(a)     This Lease shall continue in force during a period beginning on the Effective Date of this Lease (though the Lease Term shall not commence and no Rent shall accrue until the Commencement Date) and ending on the expiration of the Lease Term, unless this Lease is terminated early (pursuant to a right to so terminate specifically set forth in this Lease) or extended to a later date pursuant to any other term or provision hereof.

(b)     Landlord is delivering possession of the Premises to Tenant on or about the date of Substantial Completion of Tenant Improvements. Tenant acknowledges that it has inspected the Premises prior to the date of this Lease and is familiar with the condition of the Premises.

(c)     On or about the date on which Landlord delivers to Tenant a certificate of occupancy for the Premises or May 1, 2012, as extended for Landlord Delays (as defined in Exhibit “D” attached hereto), whichever occurs first, Landlord and Tenant shall execute an Commencement Date Memorandum in the form attached hereto as Exhibit “J” confirming the Commencement Date and the acceptance by Tenant of the Leased Premises.

(d)     Landlord represents and warrants that to its knowledge such measurements of the square footage of Rentable Area are accurate in all material respects and have been made in accordance with BOMA ANSI Z65.1-1996 as modified to take into account certain amenities offered to all tenants of the Building.

4.     Use.   The Premises shall be used solely for general office purposes and for no other purpose. Tenant shall (i) lock the doors to the Premises and take other reasonable steps to secure the Premises and the personal property of all Tenant Related Parties and any of Tenant’s transferees, contractors or licensees in the Common Areas and the Complex, from unlawful intrusion, theft, fire and other hazards; (ii) keep and maintain in good working order all security and safety devices installed in the Premises by or for the benefit of Tenant (such as locks, smoke detectors and burglar alarms); and (iii) cooperate with Landlord and other tenants in the Building on Building safety matters. Tenant acknowledges that Landlord is not a guarantor of the security or safety of Tenant, its employees and invitees or their property; and that such security and safety matters are the responsibility of Tenant and the local law enforcement authorities.

5.     Payment of Rent.

(a)     Except as otherwise expressly provided in this Lease, the Rent shall be due and payable to Landlord in advance in monthly installments on the first (1st) day of each calendar month during the Lease Term, at Landlord's address as provided on the signature page of this Lease or to such other person or at such other address as Landlord may from time to time designate in writing. Landlord may, at its option, bill Tenant for Rent, but no delay or failure by Landlord in providing such a bill shall relieve Tenant from the obligation to pay the Base Rental on the first (1st) day of each month as provided herein. All payments shall be in the form of a check unless otherwise agreed by Landlord, provided that payment by check shall not be deemed made if the check is not duly honored with good funds. The Rent shall be paid without notice, demand, abatement, deduction or offset, except as otherwise expressly provided in this Lease. If the Lease Term commences on other than the first (1st) day of a calendar month, then the Base Rental for such partial month shall be prorated and paid at the rental rate applicable during the first full month of the Lease Term. The Base Rental for the first full month of the Lease Term for which a payment of rent is due and, if the first full month of the Lease Term falls on a date that is after the end of the Base Year, an estimated monthly amount of Tenant’s Share of Basic Operating Costs and Tenant’s Share of Taxes described in Section 6(a) herein, is being deposited with Landlord by Tenant contemporaneously with the delivery by Tenant to Landlord of an executed copy of this Lease and shall be applied to the payment of Base Rental and Tenant’s Share, as the case may be, by Landlord for the appropriate periods without any further notice by Tenant.. If the Lease Term commences or ends at any time other than the first day of a calendar year, the Tenant’s Share of Basic Operating Costs and Tenant’s Share of Taxes shall be prorated for such year according to the number of days of the Lease Term in such year.

OFFICE LEASE AGREEMENT/[DealerTrack, Inc.] – Page 5

6.     Electricity; Basic Operating Costs; Taxes.

(a)     Tenant shall pay to Landlord, without any offset or deduction, Tenant's Share of the total electricity costs charged to Landlord by the entity supplying electricity to the Complex (but not including any of the tenant space in the Building), including taxes for the cost of electricity ("Electricity Costs for the Complex”) incurred in the use, occupancy and operation of the Complex and all related improvements and appurtenances, including, but not limited to, electricity use for heating and air conditioning and perimeter lighting for the Complex, net of all electricity that is separately submetered by Landlord then paid by tenants in the Building or that is separately tracked and calculated by Landlord's engineer and paid by tenants in the Building. Landlord will bill Tenant for Tenant's electricity charges under this Section 6(a) monthly. Landlord will bill Tenant for Tenant's electricity charges for the last full or partial month of the Lease Term as soon as practicable after the termination or expiration of this Lease. Tenant will pay its electricity charges with its next following payment of Rent after receipt of each bill. Tenant's obligation to pay the final bill and any other unpaid bills survives the termination or expiration of this Lease. Notwithstanding anything set forth herein to the contrary, Landlord, at its sole option, may elect to bill Tenant for Tenant's electricity charges under this Section 6(a) in the same manner as Landlord bills Tenant for Tenant's Share of Basic Operating Cost pursuant to and in accordance with the terms and provisions of Section 6(b) below. If Landlord reasonably determines that Tenant will require, or is consuming, special lighting or Miscellaneous Power (as defined in Section 9(a)(6) below) in excess of Building Electric Standard (as defined Section 9(e)(9)), Tenant will be required to reimburse Landlord for the cost of any additional equipment, such as transformers, risers and supplemental air conditioning equipment, that Landlord's engineer reasonably deems necessary to accommodate such above standard consumption (without implying any obligation on the part of Landlord to accommodate such use). If Landlord makes any such determination, it will advise Tenant and agree to meet with Tenant and its engineer to consider alternative solutions proposed by Tenant and its engineer for minimizing any additional costs to Tenant but Landlord shall decide in its good faith business judgment on the appropriate course of action to take to address the excess consumption. Landlord also may install separate meters to all or a portion of the Premises, at the cost of Tenant, and require all charges for the utilities separately metered to the Premises to be billed to and paid directly by Tenant. If the Premises is separately metered, Landlord will make a corresponding adjustment to Tenant's Share of Electricity Costs for the Complex (so that Tenant's Share of Electricity Costs for the Complex will include only Tenant's Share of the cost of electrical current for the Complex). If the Premises are not separately metered, Landlord will allocate a portion of the Electricity Costs of the Complex to the Premises based upon Premises share of the actual occupancy of the Building and not based upon Tenant’s Share. In the event the Building is not at least ninety-five percent (95%) occupied during any year of the Lease Term (including the calendar year in which the Lease Term commences), the Electricity Costs of the Complex shall be "grossed up" to the amount which Landlord projects would have been incurred had the Building been ninety-five percent (95%) occupied during such year, such amount to be annualized for any partial year.

. Prior to the commencement of each calendar year during the Lease Term beginning with calendar year following the Base Year for Operating Costs, Landlord may, at its option, provide Tenant with a then current estimate of Basic Operating Costs for the upcoming calendar year, and thereafter Tenant shall pay, as additional rental, in monthly installments, the estimated Tenant's Share of Basic Operating Costs for the calendar year in question. In addition, if Landlord determines that any component of the Basic Operating Costs has changed or is going to change prior to the end of a calendar year, Landlord shall have the right to revise its estimate of Basic Operating Costs to take into account such change and Tenant shall pay such adjusted amount thereafter; provided, however, Landlord agrees it will not revise the original estimate of Basic Operating Costs more than two times in any calendar year. The failure of Landlord to estimate Basic Operating Costs and bill Tenant on an annual basis shall in no event relieve Tenant of its obligation to pay Tenant's Share of Basic Operating Costs. In the event the Building is not at least ninety-five percent (95%) occupied during any year of the Lease Term (including the calendar year in which the Lease Term commences), the Basic Operating Costs shall be "grossed up" by increasing the variable components of janitorial services, management fees and utilities costs included within Basic Operating Costs to the amount which Landlord projects would have been incurred had the Building been ninety-five percent (95%) occupied during such year, such amount to be annualized for any partial year.

OFFICE LEASE AGREEMENT/[DealerTrack, Inc.] – Page 6

(c)     Tenant shall pay to Landlord Tenant's Share of Taxes. Prior to the commencement of each calendar year during the Lease Term beginning with calendar year following the Base Year for Taxes, Landlord may, at its option, provide Tenant with a then current estimate of Taxes for the upcoming calendar year, and thereafter Tenant shall pay, as additional rental, in monthly installments, the estimated Tenant's Share of Taxes for the calendar year in question. The failure of Landlord to estimate Taxes and bill Tenant on an annual basis shall in no event relieve Tenant of its obligation to pay Tenant's Share of Taxes. Landlord agrees that property taxes shall be based on annual assessments and shall not be "grossed up. All Taxes (if the amount of Taxes payable for any calendar year, including the amount of Taxes included in the Base Amount, is changed by final determination of legal proceedings, settlement, or otherwise, such changed amount shall be the Taxes for such year).

(d)     On or before April 1 of each calendar year during Tenant's occupancy (including the calendar year following the year in which the Lease Term is terminated), or as soon thereafter as possible, Landlord shall furnish to Tenant a statement of Tenant's Share of Basic Operating Costs and Tenant’s Share of Taxes (the "Statement") for the prior year. In the event of an underpayment by Tenant because of any difference between the amount, if any, collected by Landlord from Tenant for the estimated Tenant’s Share of Basic Operating Costs and Tenant’s Share of Taxes and the actual amount of Tenant’s Share of Basic Operating Costs and Tenant’s Share of Taxes, such underpayment shall be paid to Landlord within thirty (30) days after receipt by Tenant of an invoice therefore. In the event of an overpayment by Tenant because of any difference between the amount, if any, collected by Landlord from Tenant for the estimated Tenant’s Share of Basic Operating Costs and Tenant’s Share of Taxes and the actual amount of Tenant's Share of actual Basic Operating Costs and Tenant’s Share of Taxes, and provided no Event of Default has occurred and is continuing and there are no amounts owing and unpaid by Tenant to Landlord, Landlord shall credit such overpayment against the amount of the estimated Tenant’s Share of Basic Operating Costs and Tenant’s Share of Taxes for the upcoming calendar year. Any overpayment by Tenant during the last year of the then existing Term shall be refunded by Landlord to Tenant within thirty (30) days following the expiration of such Term. The obligation to refund underpayments and overpayments shall survive the expiration of this Lease.

(e)     "Basic Operating Costs" means all direct and, to the extent provided in Section 6(e)(1), indirect costs and expenses incurred in each calendar year of operating, maintaining, repairing, managing and, to the extent specifically provided below, owning the Complex, including, without limitation, the following:

(1)     Wages, salaries, benefits and other compensation of all employees engaged in the direct operation and maintenance of the Complex, employer's social security taxes, unemployment taxes or insurance and any other taxes which may be levied on such wages, salaries and other compensation, and the cost of medical, disability and life insurance and pension or retirement benefits for such employees; provided, however, with respect to employees engaged in the operation and maintenance of other buildings owned by Landlord (or an affiliate of Landlord), other than the Complex, such items shall be fairly apportioned among all such buildings;

(2)     Cost of leasing or purchasing all supplies, tools, equipment and materials used in the operation, maintenance, repair and management of the Complex;

(3)     Except to the extent the same are paid directly or separately by Tenant (in which case the equivalent costs attributable to any other tenant shall be excluded so that, for example, if Tenant pays separately for electricity used in the Premises, the Basic Operating Costs shall not include the cost of electricity furnished to all other tenants) to the applicable provider or to Landlord, the cost of all utilities for the Complex (both interior and exterior), including, without limitation, the cost of water and power, electrical utilities, sewage, heating, lighting, air conditioning and ventilation for the Complex;

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(4)     Cost of all maintenance and service agreements for the Complex and surrounding grounds, including, but not limited to, janitorial service, pest control, security service and access control equipment, equipment leasing, energy management system leasing, snow removal, landscape maintenance, alarm service, window cleaning, metal finishing, trash collection and removal and elevator maintenance, re-painting, re-striping, seal-coating, cleaning, sweeping, patching and repairing parking areas and other paved surfaces serving the Building, but excluding any capital expenditures with regard to the foregoing;

(5)     Cost of all insurance relating to the Complex, including, but not limited to, fire and extended coverage insurance, earthquake and flood insurance, environmental insurance, rental interruption insurance and liability insurance applicable to the Complex and Landlord's personal property used in connection therewith, plus the cost of all deductible payments made by Landlord in connection therewith (but only to the extent not already deducted as a Basic Operating Cost);

(6)     Cost of repairs and general maintenance for the Complex (excluding such repairs and general maintenance paid by insurance proceeds or by Tenant or other third parties); Costs of performing responsibilities allocable to Landlord’s Premises and costs of contributions allocable to the common elements and operation of the Project, including costs, expenses and charges incurred by Landlord in connection with public sidewalks, walkways, rights of way or other public facilities, or any easements or other appurtenances to the Property;

(7)     Legal expenses incurred with respect to the Complex which relate directly to the operation of the Complex and which benefit all of the tenants of the Complex generally, such as legal proceedings to abate offensive activities or uses or reduce property taxes (as set forth in Section 16(e) hereof), but excluding legal expenses related to the collection of Rent or to the sale, leasing or financing of the Complex;

(8)     Fees for management services, whether provided by an independent management company, by Landlord or by any affiliate of Landlord, but only to the extent that the costs of such services do not exceed the lesser of five percent (5%) of gross rents for the calendar year or competitive costs for comparable services in comparable buildings of the class, type, size, age and location of the Building in the Market Area;

(9)     Expenses incurred in order to comply with any federal, state or municipal law, code or ordinance, or regulation which was not promulgated, or which was promulgated but not in effect or applicable to the Complex, as of the Effective Date of this Lease;

(10)     Amortization of the cost of installation of capital investment items which (A) Landlord reasonably believes will either (i) reduce (or avoid increases in) Basic Operating Costs, or (ii) promote safety, (B) may be required in order to comply with any federal, state or municipal law, code or ordinance, or regulation which was not promulgated, or which was promulgated but was not in effect or applicable to the Complex, as of the Effective Date of this Lease, or (C) may be required to cause the Building or the Complex to continue to comply with or be certified under its current Gold level green/LEED program(s) undertaken or maintained by Landlord. All costs of such capital investment items shall be amortized together with an amount equal to interest at ten percent (10%) per annum, with (i) the amortization period being not less than five years or extending beyond the remaining useful life of the Building, (ii) the aggregate amount of all capital investment items referred to in this clause (10) being limited to $20,000.00 per calendar year, and (iii) the aggregate amount of amortization of such capital investment items referred to in this clause (10) being limited to $10,000.00 per calendar year (it being agreed that Tenant is only obligated to pay any of such amount to the extent it is included in Tenant’s Share of Basic Operating Costs );

(11)      such other costs, expenses and charges as may ordinarily be incurred in connection with managing, maintaining, repairing and operating an office building project similar to the Complex;

(12)     The share of Parking Deck Expenses (as defined in the REA), Loading Dock Expenses (as defined in the REA), Tower II Skybridge Expenses (as defined in the REA)and Access Tract Expenses (as defined in the REA) that are allocable to the Property under the REA; and

OFFICE LEASE AGREEMENT/[DealerTrack, Inc.] – Page 8

(13)     all reasonable costs of maintaining the LEED Gold Certification of the Building or Complex under any so-called green/LEED program(s) undertaken or maintained by Landlord, including, without limitation all costs related to the management and reporting in connection thereto, but in no event greater than the costs to maintain the existing LEED Gold Certification. Tenant has no obligation to pay any cost or expense in connection with or relating to an upgrade or certification to a higher LEED Certification or standard.

(e)     Notwithstanding anything to the contrary in this Lease, Basic Operating Costs shall not include any expenses or costs for the following items:

(1)     Except as provided in Section 6(c)(12), costs that under generally accepted accounting principles are required to be classified as capital expenditures, and related amortization thereof;

(2)     Except as provided in Section 6(c)(12), depreciation or amortization of the Building or its contents or components;

(3)     Expenses for the preparation of space (including tenant finish out costs) or other similar type work which Landlord performs for any tenant or prospective tenant of the Building;

(4)     Expenses incurred in leasing or obtaining new tenants or retaining existing tenants, including, but not limited to, marketing costs and leasing commissions;

(5)     Except as provided in Section 6(c)(9), legal expenses;

(6)     Taxes;

(7)     Expenses reimbursed from the proceeds of insurance;

(8)     Expenses incurred by Landlord for removal and remediation of any Hazardous Materials on the Property in connection with Landlord’s failure to comply with Hazardous Materials Laws;

(9)     Interest, late charges and penalties attributable to Landlord’s failure to timely pay Taxes or items that constitute Basic Operating Costs;

(10)     Reserves set aside or held by a Mortgagee until such time as such reserves are applied to pay items of Basic Operating Costs;

(11)     Promotional, advertising and brokerage expenses incurred in connection with the leasing of vacant space in the Building; and

(12)     Interest, amortization legal expenses or other costs associated with any mortgage, loan or refinancing of the Complex.

(f)     If there exists any dispute as to the calculation of Tenant’s Share of Basic Operating Costs (a "Dispute"), the events, errors, acts or omissions giving rise to the Dispute shall not constitute a breach or default by Landlord nor shall Landlord be liable to Tenant, except as specifically provided below. If there is a Dispute, Tenant shall so notify Landlord in writing within thirty (30) days after receipt of the Statement. Such notice shall specify the items in Dispute. Notwithstanding the existence of a Dispute, Tenant shall timely pay the amount in dispute as and when required under this Lease, provided Landlord first provides Tenant with information establishing the basis for the legitimacy of charges that are in dispute. Upon receipt of such payment which payment shall be without prejudice to Tenant's position. Landlord shall supply such supplementary information regarding the items in Dispute as may be reasonably requested by Tenant in an effort to resolve such Dispute. If Landlord and Tenant are unable to resolve such Dispute, such Dispute shall be referred to a mutually satisfactory third party certified public accountant for final resolution, subject to the audit rights of Tenant contained in Section 6(g). The cost of such certified public accountant shall be paid by the party found to be least accurate (in terms of dollars in dispute). If a Dispute is resolved in favor of Tenant, Landlord shall, within thirty (30) days thereafter, refund any overpayment to Tenant, together with interest from the time of such overpayment at ten percent (10%) per annum. The determination of such certified public accountant shall be final and binding, subject to the audit rights of Tenant contained in Section 6(g), and final settlement shall be made within thirty (30) days after receipt of such accountant's decision. If Tenant fails to dispute the calculation of Tenant’s Share of Basic Operating Costs in accordance with the procedures and within the time periods specified in this Section 6(g), or request an audit of the Basic Operating Costs in accordance with the procedures and within the time periods specified in Section 6(f), the Statement shall be considered final and binding for the calendar year in question.

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(g)     Tenant, at Tenant's expense, shall have the right, no more frequently than once per calendar year, following thirty (30) days' prior written notice (such written notice to be given within sixty [60] days following Tenant's receipt of Landlord's Statement delivered in accordance with Section 6(b)) to Landlord, to audit Landlord's books and records relating to Basic Operating Costs for the immediately preceding calendar year only; provided that such audit must be concluded within ninety (90) days after Tenant's receipt of Landlord's Statement for the year to which such audit relates; and provided further that the conduct of such audit must not unreasonably interfere with the conduct of Landlord's business. Without limitation upon the foregoing, Tenant's right to audit Landlord's books and records shall be subject to the following conditions:

(1)     Such audit shall be conducted during Normal Business Hours and at the location where Landlord maintains its books and records;

(2)     Tenant shall deliver to Landlord a copy of the results of such audit within five (5) days after its receipt by Tenant;

(3)     No audit shall be permitted if an Event of Default by Tenant has occurred and is continuing under this Lease, including any failure by Tenant to pay an amount in Dispute;

(4)     Tenant shall reimburse Landlord within ten (10) days following written demand for the cost of all copies requested by Tenant's auditor;

(5)     Such audit must be conducted by an independent accounting or auditing firm reasonably acceptable to Landlord that is not being compensated by Tenant on a contingency fee basis and which has agreed with Landlord in writing to keep the results of such audit confidential by executing and delivering to Landlord a confidentiality agreement in the form of Exhibit "F" attached to this Lease, such confidentiality agreement to also be signed and delivered to Landlord by Tenant;

(6)     No subtenant shall have the right to audit;

(7)     If, for any calendar year, an assignee of Tenant (as permitted by this Lease) has audited or given notice of an audit, Tenant will be prohibited from auditing such calendar year, unless in the case of an audit having been noticed but not yet performed by such assignee, the assignee withdraws its audit notice, and, similarly, if Tenant has audited such calendar year or given such notice, the foregoing restrictions of this Section 6(g)(8) will apply to the assignee's right to audit; and

(8)     Any assignee's audit right will be limited to the period after the effective date of the assignment.

Unless Landlord in good faith disputes the results of such audit, an appropriate adjustment shall be made between Landlord and Tenant to reflect any overpayment or underpayment of Tenant’s Share of Basic Operating Costs within thirty (30) days after delivery of such audit to Landlord. In the event of an overpayment by Tenant, within thirty (30) days following the delivery of such audit, Landlord shall, if no Event of Default exists hereunder, make a cash payment to Tenant in the amount of such overpayment, or, if an Event of Default exists hereunder, credit such overpayment against delinquent Rent and make a cash payment to Tenant for the balance. In the event Landlord in good faith disputes the results of any such audit, the parties shall in good faith attempt to resolve any disputed items. If Landlord and Tenant are able to resolve such dispute, final settlement shall be made within thirty (30) days after resolution of the dispute. If the parties are unable to resolve any such dispute, any sum on which there is no longer dispute shall be paid and any remaining disputed items shall be referred to a mutually satisfactory third party certified public accountant for final resolution. The cost of such certified public accountant shall be paid by the party found to be least accurate (in terms of dollars in dispute). The determination of such certified public accountant shall be final and binding and final settlement shall be made within thirty (30) days after receipt of such accountant's decision. Promptly upon the undisputed determination of the results of such audit or the resolution of a disputed audit, the parties shall execute a memorandum indicating acknowledgment of such determination or resolution, as the case may be.

OFFICE LEASE AGREEMENT/[DealerTrack, Inc.] – Page 10

(h)     Landlord and Tenant are knowledgeable and experienced in commercial transactions and agree that the provisions of this Lease for determining charges, amounts and rent payable by Tenant (including without limitation, payments for Tenant’s Share of Electricity Costs for the Complex, Tenant’s Share of Basic Operating Costs and Tenant’s Share of Taxes) are commercially reasonable and valid even though such methods may not state a precise mathematical formula for determining such charges. ACCORDINGLY, TENANT VOLUNTARILY AND KNOWINGLY WAIVES ALL RIGHTS AND BENEFITS OF TENANT UNDER SECTION 93.012 OF THE TEXAS PROPERTY CODE, AS AMENDED FROM TIME TO TIME.

7.     Late Payments; Dishonored Checks.

(a)     In the event any installment of Rent is not received within five (5) days after the date due (without in any way implying Landlord's consent to such late payment), Tenant, to the extent permitted by law, agrees to pay, in addition to said installment of Rent, a late payment charge equal to five percent (5%) of the installment of Rent due, it being understood that said late payment charge shall be for the purpose of reimbursing Landlord for the additional costs and expenses which Landlord presently expects to incur in connection with the handling and processing of late payments. Notwithstanding the foregoing, the late payment charge shall increase to ten percent (10%) of the installment of Rent due if Tenant becomes responsible for a late payment charge more than twice during any consecutive twelve (12) month period. Such charge shall revert to five percent (5%) after Tenant has paid Rent for twelve (12) consecutive months without incurring a late charge. In the event of any such late payment(s) by Tenant, the additional costs and expenses so resulting to Landlord will be difficult to ascertain precisely and the foregoing charge constitutes a reasonable and good faith estimate by the parties of the extent of such additional costs and expenses. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any other rights or remedies granted hereunder unless such default is otherwise cured within the time period provided in this Lease.

(b)     In addition to the late payment charge contained in Section 7(a), all Rent, if not paid within thirty (30) days of the date due, shall, at the option of Landlord, and to the extent permitted by law, bear interest at the Default Rate beginning on the date that is thirty (30) days after the date such Rent is due until the date such Rent is paid in full.

(c)     If any check is tendered by Tenant and not duly honored with good funds, Tenant shall, in addition to any other remedies available to Landlord under this Lease, pay Landlord a "NSF" fee of $25.00 plus the amount of any NSF fee that the Landlord’s bank imposes upon the Landlord.

8.     Security Deposit. [Intentionally deleted]

9.     Services to be Furnished by Landlord.

(a)     Landlord agrees to furnish Tenant the following services:

(1)     Facilities for hot and cold water at those points of supply provided for general use of other tenants in the Building and as necessary to service any kitchen facilities within the Premises approved by Landlord and provided solely for the use of Tenant and its employees, and central heat and air conditioning in season (the cost of such service to be paid by Tenant and other tenants of the Complex in accordance with Section 6(c)(3), and the cost of such service during other than Normal Business Hours to be paid as set forth in Section 9(a)(8)), during Normal Business Hours.

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(2)     Routine maintenance for all Common Areas and Service Areas of the Building in the manner and to the extent deemed by Landlord to be standard.

(3)     Janitorial service, five (5) days per week, exclusive of Normal Business Holidays, at a level consistent with the Janitorial specifications set forth in Exhibit “L” attached hereto.

(4)     All Building Standard fluorescent and incandescent bulb and ballast replacement in the Premises, the Common Areas and the Service Areas.

(5)     Limited access to the Building (or to the floor on which the Premises are located) during other than Normal Business Hours through the use of master entry cards and/or keys. Landlord shall have no liability to Tenant, its employees, agents, contractors, invitees, or licensees for losses due to theft or burglary (other than theft or burglary committed by employees or contractors of Landlord), or for damages done by unauthorized persons in the Premises or on the Complex. Tenant shall cooperate fully in Landlord's efforts to control access in the Building and shall follow all regulations promulgated by Landlord with respect thereto which are adopted in accordance with Exhibit "C".

(6)     Electricity, air conditioning, and proper facilities to furnish (A) Building Standard lighting, and (B) sufficient electrical power and air conditioning for normal office machines (including computer servers and server rooms, PCs and other, desk-top computer facilities, copiers, fax machines, and other server-related equipment) and other machines of similar electrical consumption ("Miscellaneous Power"). Landlord will cause the temperature in the Premises to be maintained between 66° and 74° at all times during Normal Business Hours. In the event Landlord determines that Tenant will require, or is consuming, special lighting in excess of Building Electric Standard (as defined below) or Miscellaneous Power in excess of the Building Electric Standard, Tenant shall reimburse Landlord for the cost of any additional equipment, which Landlord's engineer reasonably deems necessary to accommodate such above-standard consumption (without implying any obligation on the part of Landlord to accommodate such use), and Landlord may install separate meters to all or a portion of the Premises at the cost of Tenant. In the event separate utility meters are provided to the Premises, Landlord may elect to have all charges for the utilities separately metered to the Premises billed directly to Tenant and Landlord shall make a corresponding adjustment to Tenant’s Share of Basic Operating Costs and Tenant’s Share of Taxes.

(7)     Passenger elevator service in common with other tenants of the Building for ingress to and egress from the floor(s) upon which the Premises are situated, twenty-four (24) hours a day, seven (7) days a week, and non-exclusive freight elevator service to the Premises during Normal Business Hours and at other times upon reasonable prior notice to Landlord or the Building manager. Any passenger or freight elevator use shall be subject to the Rules and Regulations for the Building and shall be subject to temporary cessation for ordinary repair and maintenance and during times when life safety systems override normal Building operating systems.

(8)     Heating and air conditioning during other than Normal Business Hours shall be furnished only upon the prior request of Tenant made in accordance with such procedures as are, from time to time, prescribed by the Building manager, and Tenant shall bear the cost of such heating and air conditioning service at the After Hours HVAC Rate; provided, however, there shall be a one (1) hour minimum charge when such service is requested and the After-Hours HVAC Rate may be adjusted, from time to time, to reflect increases in the costs incurred by Landlord in providing such service. In the event any other tenant within the same HVAC zone as the Premises also requests after-hours heating or air conditioning during the same period as Tenant, Landlord shall equitably allocate the cost thereof among all tenants within the same HVAC zone requesting such service.

(9)     The “Building Electric Standard” is defined to mean the current capacity for 120/208 low voltage and 6 watts per usable square foot of connected load for 277/480 high voltage for Tenant’s use in, and that exists on each floor of, the Premises, which is provided by an electrical distribution system in compliance with local codes and the National Electrical Codes and by low and high voltage electrical gear and equipment located on each floor of the Premises that is available for Tenant’s use.

OFFICE LEASE AGREEMENT/[DealerTrack, Inc.] – Page 12

(b)     In the event Landlord agrees to provide any additional services at the specific request of Tenant, without implying any obligation on the part of Landlord to do so, the provision of such services shall, unless otherwise specifically agreed in writing, be subject to the availability of Building personnel, and, if the provision of any such service requires Landlord to incur any out-of-pocket cost, Tenant shall reimburse Landlord for the cost of providing such service (plus an administrative charge equal to ten percent [10%] of such cost, plus applicable sales tax) within ten (10) days following receipt of an invoice from Landlord.

The failure by Landlord to furnish services required to be furnished by Landlord hereunder, or any cessation thereof, for reasons that are beyond the reasonable control of Landlord, shall not render Landlord liable in any respect for damages (including, without limitation, business interruption damages) to persons or property, nor be construed as an eviction of Tenant, nor work an abatement of Rent, nor relieve Tenant from fulfillment of any covenant or agreement set forth in this Lease. Should any of such services be interrupted, Landlord shall use commercially reasonable diligence to restore the same promptly, but Tenant shall have no claim for rebate of Rent, damages or eviction on account thereof. Notwithstanding the foregoing, subject to Section 24 (Casualty Damage) and Section 25 (Condemnation), if there is an interruption in electrical power which is (a) specific to the Building (as opposed to an interruption or curtailment in electrical power which extends beyond the Building to include other properties), (b) causes the Premises to be untenantable, and (c) is not caused by an event of Force Majeure or any act of negligence or willful misconduct of Landlord or its property manager, then Tenant will be entitled to deliver Landlord a notice stating that if the untenantability caused by the interruption is not cured within five (5) Business Days, Tenant will be entitled to an abatement of Basic Rent and Operating Expenses (in proportion to the portion of the Premises rendered untenantable) until such electric power is restored.

10.     Graphics; Signage. Landlord shall, at Tenant’s sole cost, provide and install one (1) Building Standard identification sign on the front door of entrance to the Premises and add Tenant's name and suite number to the Building directory in the lobby (the "Base Building Signage"). Tenant may also install signage in the elevator lobby of any floor of the Building in which Tenant has leased all of the Rentable Area and is in occupancy of such floor. Such elevator lobby signage and any other signage requested by Tenant in addition to the Base Building Signage shall be subject to the prior approval of Landlord and shall be provided, constructed and installed by Landlord; provided, however, Tenant shall reimburse Landlord for Landlord's cost of providing such service, plus an administrative charge equal to ten percent (10%) of Landlord's cost. All such additional signage shall be in the standard graphics for the Building and no others shall be used or permitted without Landlord's prior written consent. In addition to the foregoing, Landlord will provide Tenant with one line of signage on the Building monument sign which will comply with the Building’s sign criteria for the monument sign.

11.     Telecommunications.

(a)     In the event that Tenant wishes to utilize the services of a telephone or telecommunications provider whose equipment is not servicing the Building as of the date of Tenant's execution of this Lease ("Provider"), such Provider shall be required to obtain the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed, before installing its lines or equipment within the Complex. In no event shall the Provider be permitted to provide service to any occupant of the Complex other than Tenant, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed.

(b)     The installation of lines or equipment by the Provider shall be subject to the satisfaction of the following conditions:

(1)     Tenant shall be responsible for and shall pay all costs incurred in connection with the installation of telephone cables and related wiring in the Premises, including, without limitation, any hook-up, access and maintenance fees related to the installation of such wires and cables in the Premises and the commencement of service therein, and the maintenance thereafter of such wire and cables; and there shall be included in Tenant’s Share of Basic Operating Costs all installation, hook-up or maintenance costs incurred by Landlord in connection with telephone cables and related wiring in the Building which are not allocable to any individual users of such service but are allocable to the Building generally. Notwithstanding the foregoing, Landlord acknowledges that Tenant shall have the right to elect to apply any unused portion of the Improvement Allowance to pay any of the foregoing costs that are incurred in connection with Tenant’s initial move-in and occupancy of the Premises.

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(2)     Prior to commencement of any work in or about the Building by Provider, Provider shall supply Landlord with such written indemnities, insurance verifications, financial statements, and such other items as Landlord reasonably deems to be necessary to protect its financial interests and the interests of the Building relating to the proposed activities of the Provider.

(3)     Prior to the commencement of any work in or about the Building by the Provider (i.e., a provider who is not currently providing telephone or communications services to the Building), (i) if the Provider requested by Tenant is a Provider other than AT&T, Time Warner or Verizon, Landlord and Tenant shall enter into Landlord’s standard Riser and Telecommunication License Agreement or another form previously approved by Landlord in connection with any the commencement of telephone or communications services to the Building by any existing Provider to the Building, and (ii) the Provider shall agree to abide by the Rules and Regulations, the terms in the Riser and Telecommunications License Agreement applicable to the work and such other requirements as are reasonably determined by Landlord to be necessary to protect the interests of the Building, the tenants in the Building, and the Landlord, including, without limitation, providing security in such form and amount as determined by Landlord.

(4)     Landlord reasonably determines that there is sufficient space in the Building for the placement of all of the Provider's equipment and materials.

(5)     The Provider is licensed.

(6)     The Provider agrees to compensate Landlord for space used in the Building for the storage and maintenance of the Provider's equipment that is dedicated to and used exclusively by Tenant and for all costs that may be incurred by Landlord in arranging for access by the Provider's personnel, security for Provider's equipment, and any other such costs as Landlord may reasonably expect to incur.

(c)     If Tenant fails to maintain all telephone cables and related wiring in the Premises and such failure affects or interferes with the operation or maintenance of any other telephone cables or related wiring in the Building, Landlord or any vendor hired by Landlord may enter into and upon the Premises forthwith and perform such repairs, restorations or alterations as Landlord deems necessary in order to eliminate any such interference (and Landlord may recover from Tenant all of Landlord's costs in connection therewith). Upon the expiration or earlier termination of this Lease, Tenant agrees to remove all telephone cables and related wiring installed by Tenant for and during Tenant's occupancy which serve only the Premises (as opposed to tenants in the Building generally), which Landlord shall request Tenant to remove. Tenant agrees that neither Landlord nor any of its agents or employees shall be liable to Tenant, or any of Tenant's employees, agents, customers or invitees or anyone claiming through, by or under Tenant, for any damages, injuries, losses, expenses, claims or causes of action because of any interruption, diminution, delay or discontinuance at any time for any reason in the furnishing of any telephone service to the Premises and the Building

(d)     Tenant acknowledges and agrees that all telephone and telecommunications services desired by Tenant shall be ordered and utilized at the sole risk and expense of Tenant.

(e)     Tenant agrees that, to the extent service by Provider is interrupted, curtailed, or discontinued, Landlord shall have no obligation or liability with respect thereto and it shall be the sole obligation of Tenant at its expense to obtain substitute service unless such interruption, curtailment or discontinuance is caused by some negligent act or omission of Landlord.

(f)     The provisions of this Section 11 may be enforced solely by the Tenant and Landlord, and are not for the benefit of any other party. No Provider shall be deemed a third party beneficiary of this Lease.

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12.     Repair and Maintenance by Landlord. Except as provided in Section 14, Landlord shall be responsible for the maintenance and repair of exterior and load-bearing walls, floors (but not floor coverings), mechanical, electrical, plumbing and HVAC systems and equipment which are Building Standard, the roof of the Building, the Common Areas, the Service Areas and the Parking Areas. In no event shall Landlord be responsible for the maintenance or repair of improvements made by or at the request of Tenant which are not Building Standard. Tenant will cooperate with Landlord to facilitate the performance of Landlord’s obligations under this Section 12, including any entry by Landlord into all or any portion of the Premises and the temporary relocation of items of Tenant’s personal property, all as Landlord may determine is reasonably necessary to properly perform such obligations. All requests for repairs must be submitted to Landlord in writing, except in the case of an emergency. If Tenant believes any maintenance or repair Landlord is obligated under this Section 12 to perform is needed at the Property, Tenant will promptly provide written notice to Landlord specifying in detail the nature and extent of any condition requiring maintenance or repair. Landlord will not be deemed to have failed to perform its obligations under this Section 12 with respect to any maintenance or repair unless Tenant has provided such written notice and Landlord has had a commercially reasonable time within which to respond to such notice and effect the needed maintenance or repair. Repairs and maintenance by Landlord pursuant to this Section 12 are included in Basic Operating Costs, except to the extent excluded by Section 6. Landlord shall not be liable to Tenant for any expense, injury, loss or damage resulting from work done in the Building or upon the Property, or the use of, any adjacent or nearby building, land, street, or alley, and Tenant shall look to the liability insurance maintained by Tenant pursuant to Section 21(a) with respect to any claims and damages resulting therefrom unless such expense, injury, loss or damage is primarily attributable to Landlord’s negligence, failure to timely perform its obligations under this Section 12 or Landlord’s misconduct.

13.     Maintenance by Tenant. Except for Landlord’s obligations described in Section 12 above and any janitorial services provided by Landlord under Section 9 above, Tenant, at Tenant’s sole cost and expense, will keep and maintain the Premises in good, clean, sanitary, neat and fully operative condition and repair, reasonable wear and tear excepted, which obligations of Tenant will include, without limitation, the maintenance, repair and replacement of all: (a) interior surfaces of exterior walls and demising walls; (b) interior walls, moldings, partitions and ceilings; (c) carpeting; (d) non-structural interior components; (e) interior windows, plate glass and doors; (f) kitchen or break-room fixtures, appliances and equipment; and (g) Tenant’s personal property situated in the Premises. Tenant will also pay or reimburse Landlord for (or, at Landlord’s option, perform) the repair or replacement of any waste or excessive or unreasonable wear and tear to the Premises or the Complex caused or permitted by Tenant. Any repairs or replacements performed by Tenant pursuant to this Section must be at least equal in quality and workmanship to the original work, be in accordance with all Laws and comply with Landlord’s sustainability practices, including any third-party rating systems concerning environmental compliance of the Building or Complex, as the same may change from time to time. At the expiration or early termination of this Lease, Tenant shall deliver up the Premises to Landlord in as good condition as at the Commencement Date, ordinary wear and tear and damage by fire or casualty loss (unless caused by Tenant) excepted. Tenant’s obligations under this Section 13 does not include the cost of repairs or damage to items (a) through (g) above that is attributable to Landlord’s failure to perform its maintenance and repair obligations under Section 12 above.

14.     Repairs by Tenant. Tenant shall, at Tenant's cost, repair or replace any damage to the Premises (including doors and door frames, interior windows and any kitchen equipment, such as dishwashers, sinks, refrigerators, trash compactors and plumbing and other mechanical systems related thereto) that is not caused by Landlord or that is not within the responsibility of Landlord under the Tenant Improvements Agreement, if any, and any damage to the Complex, or any part thereof, caused by Tenant or any employee, officer, contractor, agent, subtenant, guest, licensee or invitee of Tenant (except that with respect to any such damage outside of the Premises or below floor coverings, above ceilings or behind walls or columns, such damage shall be repaired by Landlord, and Tenant shall reimburse Landlord for the cost of such repairs or replacements, plus an administrative charge equal to five percent (5%) of the cost of such repairs or replacements. If Tenant fails to make such repairs or replacements within thirty (30) days after receipt of written notice from Landlord, Landlord may, at Landlord's option, make such repairs or replacements, and Tenant shall reimburse Landlord for the cost of such repairs or replacements, plus an administrative charge equal to five percent (5%) of the cost of such repairs or replacements. Reimbursement for all repairs performed by Landlord pursuant to this Section 14 shall be payable as additional Rent by Tenant to Landlord within ten (10) days following Tenant's receipt of an invoice from Landlord. Notwithstanding anything contained herein to the contrary, if any such damage is covered by Landlord's insurance, in whole or in part, Tenant's liability under this Section 14 shall be limited to the deductible payable by Landlord and any portion of the cost of repairing such damage not covered by Landlord's insurance. Landlord agrees to limit the deductible applicable to casualty insurance policies maintained hereunder to an amount that is consistent with the amount of deductible maintained by other Class A office buildings in the Market Area. In connection with repairs or replacements made by Tenant, Tenant shall provide Landlord with a copy of the contractor agreement regarding such repairs, copies of certificates of insurance evidencing contractor coverage satisfactory to Landlord, copies of "as-built" plans and specifications and other information or documentation reasonably required by Landlord, including evidence of the lien-free completion of such repairs or replacements.

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15.     Alterations, Additions, Improvements.

(a)     Tenant will make no material alteration, change, improvement, replacement or addition to the Premises (collectively, "Alterations"), without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed. Tenant shall have the right to make minor Alterations to interior of the Premises which will not affect, in any way, the mechanical, electrical, plumbing, HVAC, structural and/or fire and life safety components of the Building and cost less than $20,000.00 and does not require a permit ("Non-Structural Alterations") without Landlord’s consent. Landlord may, at its option, require Tenant to submit plans and specifications to Landlord for approval prior to commencing any Alterations. All Alterations (other than Non-Structural Alterations) shall be performed by a contractor on Landlord's approved list (a copy of which may be obtained from the Building manager). All Alterations shall be done in a good and workmanlike manner, in compliance with all applicable laws, including, but not limited to, Title III of The Americans With Disabilities Act of 1990 or any applicable local or state Law regarding handicapped access (collectively, the "Disability Laws") and in accordance with Landlord’s sustainability practices under Landlord’s current Gold Level green/LEED program(s) undertaken or maintained by Landlord. Landlord may, in the exercise of reasonable judgment, request that Tenant provide Landlord with appropriate evidence of Tenant's ability to complete and pay for the completion of the Tenant Alterations such as a performance bond or letter of credit. Upon completion of the Tenant Alterations, Tenant shall deliver to Landlord an as-built mylar or digitized (if available) set of plans and specifications for the Tenant Alterations. Tenant shall require that any contractors used by Tenant carry a comprehensive liability (including builder's risk) insurance policy in such amounts as Landlord may reasonably require and provide proof of such insurance to Landlord prior to the commencement of any Alterations and Tenant shall require that any contractors used by Tenant comply with such rules and regulations imposed by Landlord from time to time, including such rules and regulations related to so-called green/LEED program(s) undertaken or maintained by Landlord. TENANT SHALL INDEMNIFY AND HOLD LANDLORD AND LANDLORD RELATED PARTIES HARMLESS FROM, AND REIMBURSE LANDLORD FOR AND WITH RESPECT TO, ANY AND ALL COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES), DEMANDS, CLAIMS, CAUSES OF ACTION AND LIENS ARISING FROM AND IN CONNECTION WITH ANY ALTERATIONS PERFORMED BY TENANT. All persons performing work in the Building at the request of Tenant shall register with the Building manager prior to initiating any work. Upon completion of any Alterations, Tenant shall provide Landlord with a copy of its building permit, final inspection tag and, if plans and specifications were required by Landlord, final "as built" plans and specifications, together with evidence of the lien-free completion of such Alterations. Except for the Tenant Improvements (which shall be governed by the Tenant Improvements Agreement [if any]), all Alterations now or hereafter placed or constructed on the Premises at the request of Tenant shall be at Tenant's cost. If Tenant performs such Alterations, the cost of such Alterations (plus a construction supervision fee equal to one percent [1%] of hard costs) shall be payable as additional Rent by Tenant to Landlord within ten (10) days following Tenant's receipt of an invoice from Landlord. If Landlord performs such Alterations, Landlord’s construction supervision fee will be three percent (3%) of hard costs.

(b)     Upon the expiration or early termination of this Lease, Tenant may remove its trade fixtures, office supplies and movable office furniture and equipment not attached to the Building provided (1) such removal is made prior to the termination or expiration of the Lease Term; (2) no Event of Default has occurred and is continuing; and (3) Tenant promptly repairs all damage caused by such removal. All other property at the Premises, any Alterations to the Premises, and any other articles attached or affixed to the floor, wall, or ceiling of the Premises shall, immediately upon installation, be deemed the property of Landlord and shall be surrendered with the Premises at the termination or expiration of this Lease, without payment or compensation therefor. If, however, Landlord so requests in writing, Tenant will, at Tenant's sole cost and expense, prior to the termination or expiration of the Lease Term, remove any and all trade fixtures, office supplies and office furniture and equipment placed or installed by Tenant in the Premises, and any non-Building Standard Alterations (other than the Tenant Improvements) installed by Tenant or installed by Landlord at Tenant's request in the Premises and which Landlord designated as being subject to removal at the time of approval, and will repair any damage caused by such removal. In addition, Tenant shall, at Tenant's expense, remove all of Tenant's telecommunications equipment and racks, including removal from the Premises or from risers or other Common Areas of all cabling installed by Tenant or for the exclusive use of Tenant, and Tenant shall promptly repair, at Tenant’s expense, any damage caused by such removal.

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16.     Laws and Regulations; Green/LEED Programs; Disability Laws; Building Rules and Regulations.

(a)     Landlord represents and warrants to Tenant that to the knowledge of Landlord, the Common Areas comply with all Disability Laws as of the date of this Lease and the Complex (other than space leased to tenants) and other federal, state, and municipal laws applicable to the Building and Premises. Tenant, at Tenant's sole cost and expense, shall comply with all current and future federal, state, municipal Laws applicable to the use of the Premises, the employees, agents, visitors and invitees of Tenant, and the business conducted in the Premises by Tenant, including, without limitation, all Hazardous Materials Laws; will not engage in any activity which would cause Landlord's fire and extended coverage insurance to be canceled or the rate increased (or, at Landlord's option, Landlord may allow Tenant to engage in such activity provided Tenant pays for any such increase in the insurance rate); which might, in the reasonable judgment of Landlord, tend to injure or depreciate the value of the Building. Without limiting the foregoing, Tenant shall not place or permit to remain within the Premises any "hazardous materials" or “hazardous substances” as such terms are now or hereafter defined under applicable Hazardous Materials Laws, except cleaning supplies, copier toner or other similar type products commonly found in commercial office space, provided such items are properly labeled, stored and disposed of in accordance with all applicable governmental requirements. Notwithstanding the foregoing, nothing in this Section 16(a) shall be construed as requiring Tenant to be responsible for any legal requirements applicable to the structural portions of the Premises, any restrooms within the Building (other than restrooms constructed by or at the special request of Tenant) or the Building Standard mechanical, electrical, plumbing or HVAC systems, unless the failure to comply with any such legal requirements is caused by Tenant or anyone acting for Tenant.

(b)     Tenant, at its sole cost, shall be responsible for compliance with Disability Laws with respect to (1) the Premises, (2) the Tenant Improvements, (3) all Alterations made to the Premises or any other acts of Tenant after the Commencement Date, (4) all requirements of Disability Laws that relate to the employer-employee relationship or that are necessitated by the special needs of any employee, agent, visitor or invitee of Tenant and that are not required to be provided generally, including, without limitation, requirements related to auxiliary aids and graphics installed by or on behalf of Tenant (other than Base Building Signage), and (5) all requirements of Disability Laws that relate to private restrooms constructed by or at the special request of Tenant. Landlord, at its sole cost, shall be responsible for compliance with Disability Laws with respect to the Common Areas (including restrooms located upon full floors leased by Tenant) and the Service Areas. Neither party shall be in default under this Section 16(b) for its failure to comply with Disability Laws so long as the responsible party is either contesting in good faith, and by legal means, the enforcement of Disability Laws, or is undertaking diligent efforts to comply with Disability Laws.

(c)     Tenant shall cooperate fully with Landlord, at all times, in abiding by all regulations and requirements which Landlord may prescribe for the proper functioning and protection of all utilities and services necessary for the operation of the Premises or the Complex and such other rules and regulations Landlord may prescribe in connection with the current Gold Level green/LEED program(s) undertaken or maintained by Landlord, including, without limitation, surveys adopted by Landlord from time to time for the Building and maintaining and reporting utility consumption data in a format prescribed by Landlord. Landlord and its contractors shall have free access to any and all mechanical installations in the Premises at all reasonable times and upon prior written notice to Tenant (provided that no such notice or reasonable time requirement shall be required in the case of emergency or to perform repairs or other services otherwise required by Landlord under this Lease), and Tenant agrees that there shall be no construction of partitions or other obstructions which might interfere with the moving of the servicing equipment of Landlord to or from the enclosures containing said installations. Tenant further agrees that neither Tenant nor its employees, agents, licensees, invitees or contractors shall at any time tamper with, adjust or otherwise in any manner adversely affect Landlord’s mechanical installations in the Premises or the Complex. Further, Tenant shall not use or operate the Premises in any manner that will cause the Premises, Building or Complex or any part thereof not to conform with Landlord’s sustainability practices or the certification of the Premises, Building or Complex issued pursuant to the current Gold Level green/LEED program(s) undertaken or maintained by Landlord, provided that Landlord informs Tenant in writing what specific activities are restricted or prohibited pursuant to this provision.

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(d)     Tenant has no affirmative duty to monitor or inspect for mold but Tenant will inform Landlord if it notices the presence of mold. Tenant will provide Landlord with access to the Premises upon reasonable prior notice for the purpose of Landlord inspecting for mold.      If mold is discovered in or around the Premises and such discovery is brought to the attention of Landlord, Landlord shall retain an industrial hygienist or other professional mold consultant to conduct an inspection and prepare a report for Tenant and Landlord. If the inspection report concludes that mold is present in the Premises due to actions, omissions or negligence of Landlord or any other person or entity who is not Tenant Related Party or a contractor or invitee of Tenant, Landlord will be responsible for the cost of such inspection and the cost of remediation to the extent of Landlord’s responsibility for the presence of mold at or within the Premises. If the inspection report concludes that mold is present in the Premises and such presence is due primarily to actions, omissions or negligence of Tenant or any person or entity who is a Tenant Related Party or a contractor or invitee of Tenant, Tenant will be responsible for the cost of such inspection and the cost of remediation. If the inspection report concludes that mold is present in the Premises, Landlord will hire a contractor that specializes in mold remediation to prepare a remediation plan for the Premises and upon Landlord’s approval of the plan, the contractor will promptly carry out the work contemplated in the plan in accordance with applicable Laws. To the extent required by applicable state or local health or safety requirements, occupants and visitors to the Premises will be notified of the conditions and the schedule for the remediation. The contractor performing the remediation will provide a written certification to Landlord and Tenant that the remediation has been completed in accordance with applicable Laws.

(e)     Landlord may, but is not obligated to contest the amount or validity, in whole or in part, of any Taxes and such costs shall constitute a part of and be included in Basic Operating Costs. Tenant has no right to protest any Tax and/or the appraised value of the Building determined by any taxing authority. Tenant hereby knowingly, voluntarily and intentionally waives and releases any right, whether created by law or otherwise, to (a) file or otherwise protest before any taxing authority any such rate or value determination even though Landlord may elect not to file any such protest; (b) receive, or otherwise require Landlord to deliver, a copy of any reappraisal notice received by Landlord from any taxing authority; and (c) appeal any order of a taxing authority which determines any such protest. Tenant acknowledges and agrees that the foregoing waiver and release was bargained for by Landlord and Landlord would not have agreed to enter into this Lease in the absence of this waiver and release. If, notwithstanding any such waiver and release, Tenant files or otherwise appeals any such protest, then Tenant will be in default under this Lease and, in addition to Landlord's other rights and remedies, Tenant must pay or otherwise reimburse Landlord for costs incurred in contesting any Taxes. The foregoing waiver and release covers and includes any and all rights, remedies and recourse of Tenant, now or at any time hereafter, under Section 41.413 and Section 42.015 of the Texas Tax Code (as currently enacted or hereafter modified) together with any other or further Laws covering the subject matter thereof. If, as a result of Tenant's tax protest or appeal, an increase in the value of the Complex occurs, then Tenant must pay Landlord, in addition to Tenant’s Share of the costs incurred by Landlord in contesting such Taxes, an amount equal to Tenant’s Share of the additional Taxes, such amount to be calculated based upon the increase in value multiplied by the tax rate estimated to be in effect for each year during the balance of the Lease Term (and to the extent applicable, any extension of the Lease Term).

(f)     EACH PARTY SHALL DEFEND, INDEMNIFY AND HOLD THE OTHER PARTY AND ITS RELATED PARTIES HARMLESS FROM, AND REIMBURSE THE OTHER PARTY FOR AND WITH RESPECT TO, ANY AND ALL COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES), DEMANDS, CLAIMS, CAUSES OF ACTION AND LIENS ARISING FROM AND IN CONNECTION WITH THE FAILURE OF SUCH PARTY TO FULLY COMPLY WITH ITS OBLIGATIONS SET FORTH IN THIS SECTION 16 OR FROM THE PRESENCE, TREATMENT, STORAGE, TRANSPORTATION, DISPOSAL, RELEASE OR MANAGEMENT OF HAZARDOUS MATERIALS IN, ON, UNDER, UPON OR FROM THE PROPERTY RESULTING FROM OR RELATING TO IN THE CASE OF TENANT, FROM TENANT’S USE OF THE PREMISES AND IN ALL OTHER CASES LANDLORD WILL BE RESPONSIBLE FOR ALL OF THE FOREGOING.

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17.     Entry by Landlord.

(a)     Tenant shall permit Landlord to erect, use and maintain pipes, ducts, wiring and conduits in and through the Premises, so long as Tenant's use, layout or design of the Premises is not materially affected or altered. Landlord or Landlord's agents shall have the right to enter upon the Premises in the event of an emergency, or to inspect the Premises, to perform janitorial and other services, to conduct safety and other testing in the Premises and to make such repairs, alterations, improvements or additions to the Premises or the Building as Landlord may deem necessary or desirable. Janitorial and cleaning services shall be performed after Normal Business Hours. Any entry or work by Landlord may be during Normal Business Hours after reasonable notice to Tenant and Landlord may use reasonable efforts to ensure that any entry or work shall not materially interfere with Tenant's occupancy of the Premises, however, any such interference shall not be a default by Landlord. Tenant shall not be responsible for any claims arising out of any person engaged by the contractor providing janitorial services to the Premises that are based on such person not being eligible to work in the United States.

(b)     If Tenant shall not be personally present to permit an entry into the Premises when for any reason an entry therein shall be necessary or permissible, Landlord (or Landlord's agents), after attempting to notify Tenant (unless Landlord believes an emergency situation exists), may enter the Premises without rendering Landlord or its agents liable therefor (if during such entry Landlord or Landlord's agent shall accord reasonable care to Tenant's property), and without relieving Tenant of any obligations under this Lease.

(c)     Landlord may enter the Premises upon reasonable prior notice and at a mutually convenient time for the purpose of conducting such inspections, tests and studies as Landlord may deem desirable or necessary to confirm Tenant's compliance with all Laws (including Hazardous Materials Laws) or for other purposes necessary in Landlord's reasonable judgment to ensure the sound condition of the Building and the systems serving the Building. Landlord's rights under this Section 17 are for Landlord's own protection only, and Landlord has not, and shall not be deemed to have assumed any responsibility to Tenant or any other party for compliance with Laws as a result of the exercise or non-exercise of such rights.

(d)     Landlord may do any of the foregoing, or undertake any of the inspection or work described in the preceding paragraphs without such action constituting an actual or constructive eviction of Tenant, in whole or in part, or giving rise to an abatement of Rent by reason of loss or interruption of business of the Tenant, or otherwise.

18.     Assignment and Subletting.

(a)     Except for a Permitted Transfer (as defined below), Tenant shall not assign this Lease or sublease the Premises or any part thereof or mortgage, pledge or hypothecate its leasehold interest or grant any concession or license within the Premises (any such assignment, sublease, mortgage, pledge, hypothecation, or grant of a concession or license being hereinafter referred to in this Section 18 as a "Transfer") without the prior written consent of Landlord (which consent shall not be unreasonably withheld, delayed or conditioned) and any attempt to effect a Transfer without such consent of Landlord shall be void and of no effect. In order for Tenant to make a Transfer, Tenant must request in writing Landlord's consent at least thirty (30) days in advance of the date on which Tenant desires to make a Transfer; provided, however if the proposed Transfer requires any negotiations or written agreement between Landlord, Tenant and/or the transferee, Tenant shall pay Landlord’s reasonable attorney’s fees incurred in connection with such negotiations or documentation not to exceed $750.00. Such request shall include the name of the proposed assignee or sublessee, current financial information on the proposed assignee or sublessee and the terms of the proposed Transfer. Landlord shall, within fifteen (15) days following receipt of such request, notify Tenant in writing that Landlord elects (1) to permit Tenant to assign or sublet such space in accordance with the terms provided to Landlord, or (2) to refuse consent to Tenant's requested Transfer and to continue this Lease in full force and effect as to the entire Premises. If Landlord shall fail to notify Tenant in writing of such election within said fifteen (15) day period, Landlord shall be deemed to have elected option (1) above. If Landlord elects to exercise option (1) above, Tenant agrees to provide, at its expense, direct access from any sublet space or concession area to a public corridor of the Building, and such other improvements, alterations or additions as may be required by applicable law. The prohibition against a Transfer contained herein shall not be construed to include a prohibition against any Transfer by merger, sale of assets, sale of a controlling interest in stock or by operation of

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law. Notwithstanding the foregoing or anything else to the contrary in this Lease, if no Event of Default has occurred and is continuing, Tenant shall have the right, subject to Section 18(b), to make a Transfer of this Lease without the prior written consent of Landlord (a "Permitted Transfer") to a parent or subsidiary of Tenant, or an affiliate of Tenant that is controlled, directly or indirectly, by Tenant so long as such transferee has a net worth equal to the net worth of Tenant on the date of this Lease and the transferee intends to use the Premises in a comparable manner to Tenant’s use. Any assignment or sublease must be in writing and Tenant shall have provided Landlord with copy of the executed copy of assignment or sublease within 15 days after the date of such sublease or assignment.

(b)      Notwithstanding that the prior express written consent of Landlord to a Transfer may have been obtained under the provisions of Section 18(a) or that such permission is not required, the following shall apply to all Transfers:

(1)     Tenant shall, in the case of an assignment, cause the assignee to expressly assume in writing and to agree to perform all of the covenants, duties and obligations of Tenant hereunder, and such transferee shall be jointly and severally liable therefor along with Tenant (i.e, Landlord's consent to any Transfer shall not release Tenant from performing its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor);

(2)     In the event that the rent or other consideration due and payable by a sublessee or assignee under any such permitted sublease or assignment exceeds the Rent for the portion of the Premises so transferred, then Tenant shall pay to Landlord, as additional Rent, fifty percent (50%) of all such excess rental and other consideration, immediately upon receipt thereof by Tenant from such transferee;

(3)     No usage of the Premises materially different from the usage herein provided to be made by Tenant shall be permitted, and all of the terms and provisions of this Lease shall continue to apply after a Transfer; and

(4)     Any such transferee's obligations shall include, without limitation, the obligation to pay Rent as to the portion of the Premises subject to the Transfer, and Landlord shall be permitted to enforce the provisions of this Lease against the undersigned Tenant or any transferee, or both, without demand upon or proceeding in any way against any other persons. Landlord may collect Rent directly from the transferee and apply the net amount collected to the Rent reserved in this Lease, without the requirement of any consent or approval from Tenant.

(d)     No assignee or subtenant of the Premises shall be a then-existing tenant or occupant of the Building or a person or entity with whom Landlord is then dealing with regard to leasing space in the Building or with whom Landlord has had any dealings with the past three months with regard to leasing space in the Building. The provisions of this Section 18(d) are not applicable to any of the foregoing if Landlord was unwilling or unable to lease to such person or entity the amount of space they had requested.

(e)     For purposes of this Section 18, and in addition to any other reasonable grounds for denial, Landlord’s consent to a Transfer will be deemed reasonably withheld if in Landlord’s good faith judgment, any one or more of the following apply: (a) the proposed use of the Premises by the proposed transferee may or will cause the Building or Complex or any part thereof not to conform with the current Gold Level green/LEED program(s) undertaken or maintained by Landlord; (b) if the subject space is only a portion of the Premises and the physical subdivision of such portion is, or would render the Premises, not with appropriate means of ingress and egress or is otherwise not readily divisible from the Premises; (c) the Transfer would require alterations to the Building or the Complex to comply with applicable Laws; (d) the transferee is a government (or agency or instrumentality thereof); or (e) an Event of Default exists under this Lease at the time Tenant requests consent to the proposed Transfer.

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19.     Mechanic's Liens. Tenant will not permit any mechanic's liens, materialmen's liens or other liens to be placed upon the Premises or the Complex for any work performed by or at the request of Tenant, or any assignee, sublessee or licensee of Tenant, and nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any person for the performance of any labor or the furnishing of any materials to the Premises, or any part thereof, nor as giving Tenant any right, power, or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to any mechanic's or other liens against the Premises or the Complex. In the event any such lien is attached to the Premises or the Complex and not discharged by payment, bonding or otherwise within fifteen (15) days after receipt of written notice from Landlord, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same. Any amount paid by Landlord for the aforesaid purpose shall be paid by Tenant to Landlord on demand as additional Rent and shall bear interest at the Default Rate from the date paid by Landlord until reimbursed by Tenant.

20.     Property Insurance.

(a)     Landlord shall maintain a policy or policies of fire and extended coverage insurance, including flood and earthquake coverage, on the portion of the Complex that is the property of Landlord, including Alterations by Tenant that have become the property of Landlord, in such amounts as Landlord's mortgagee may require, but in no event in an amount equal to less than eighty percent (80%) of the replacement cost. Such insurance shall be maintained at the expense of Landlord (as a part of the Basic Operating Costs), and payments for losses thereunder shall be made solely to Landlord or the mortgagees of Landlord as their interests shall appear. Tenant shall maintain at its expense, in an amount equal to full replacement cost, fire and extended coverage insurance, including flood and earthquake coverage, on all of its personal property, including removable trade fixtures, located in the Premises and in such additional amounts as are required to meet Tenant's obligations pursuant to Section 24 hereof. Tenant shall, at Landlord's request from time to time, provide Landlord with current certificates of insurance evidencing Tenant's compliance with this Section 20 and Section 21. Tenant shall obtain the agreement of Tenant's insurers to notify Landlord that a policy is due to expire at least fifteen (15) days prior to such expiration.

(b)     Tenant shall maintain throughout the Lease Term a policy or policies of "all risk" extended coverage insurance protecting Tenant against loss of or damage to Tenant’s alterations, additions, improvements, carpeting, floor coverings, paintings, decorations, fixtures, inventory and other business personal property located in or about the Premises to the full replacement value of the property so insured and endorsed to provide that Tenant's insurance is primary in the event of any overlapping coverage with the insurance carried by Landlord. Such insurance shall be maintained at the expense of Tenant and payment for losses thereunder shall be made solely to Tenant or the mortgagees of Tenant (if permitted hereunder) as their interests shall appear. Tenant shall, prior to occupancy of the Premises and at Landlord's request from time to time, provide Landlord with a current certificate of insurance evidencing Tenant's compliance with this Section 20. Tenant shall obtain the agreement of Tenant's insurers to notify Landlord that a property insurance policy is due to be canceled or expire at least fifteen (15) days prior to such cancellation or expiration.

21.     Liability Insurance.

(a)     In addition to the property insurance described above, Tenant shall keep in force throughout the Lease Term: (i) a Commercial General Liability insurance policy or policies to protect the Landlord against liability to the public or to any invitee of tenant or a Landlord Related Party incidental to the use of or resulting from any accident occurring in or upon the Premises with a limit of not less than $5,000,000.00 per occurrence (or $3,000,000.00 per occurrence and an umbrella policy providing up to $5,000,000 of coverage), or such larger amount as Landlord may reasonably require from time to time that in Landlord's reasonable judgment is then being customarily required by landlords of buildings comparable to the Building, covering bodily injury and property damage liability and $1,000,000 products/completed operations aggregate; (ii) Business Auto Liability covering owned and hired vehicles with a limit of not less than $1,000,000 per accident; (iii) insurance protecting against liability under Worker’s Compensation Laws with limits at least as required by statue; (iv) Employers Liability with limits of $1,000,000 each accident, $1,000,000 disease policy limit, $1,000,000 disease-each employee; and (v) Business Interruption Insurance with limit of liability representing loss of at least approximately one year of income.

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(b)     Each of the aforesaid policies or certificates thereof shall be delivered to Landlord by Tenant upon the Commencement Date and at least thirty (30) days prior to each renewal of said insurance, and shall (i) be provided at Tenant’s expense; (ii) name the Landlord, FSP Property Management LLC, any mortgagee designated by Landlord and the building management company, if any, as additional insureds; (iii) be issued by an insurance company authorized to issue insurance in the State and rated in Best's Insurance Guide or any successor thereto as having a "Best’s Rating" of at least "A-" and a "Financial Size Category" of at least "VII" during the Term; (iv) provide that said insurance shall not be cancelled unless fifteen (15) days prior written notice (ten days for nonpayment of premium) shall have been given to Landlord; (v) contain an endorsement that Tenant's insurance is primary for claims arising out of an incident or event occurring within the Premises; and (vii) include coverage for the contractual liability of Tenant to indemnify Landlord and Landlord Related Parties pursuant to Section 22(a). Tenant shall obtain the agreement of Tenant's insurers to notify Landlord that a liability insurance policy is due to be canceled or expire at least thirty (30) days prior to such cancellation or expiration.

(c)     Whenever Tenant shall undertake any Alterations, the aforesaid insurance protection must extend to and include injuries to persons and damage to property arising in connection with such Alterations, without limitation including liability under any applicable structural work, act, and such other insurance as Landlord shall require; and the policies of or certificates evidencing such insurance must be delivered to Landlord prior to the commencement of any such Alterations.

(d)     Landlord will maintain a policy or policies of comprehensive general liability insurance and environmental insurance with respect to the Complex, but excluding the Premises, in such amounts as are required by Landlord's mortgagee or are determined to be necessary by Landlord, and the costs of such insurance shall be included in the Basic Operating Costs. Payments for losses thereunder shall be made solely to Landlord or the mortgagees of Landlord as their interests shall appear.

22.     INDEMNITY.

(a)     TENANT SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS LANDLORD AND EACH LANDLORD RELATED PARTY FROM AND AGAINST CLAIMS RESULTING FROM ANY INJURIES TO OR DEATH OF ANY PERSON OR ANY DAMAGE TO PROPERTY WHICH ARISES, OR IS CLAIMED TO ARISE FROM: (1) AN INCIDENT OR EVENT WHICH OCCURRED WITHIN OR ON THE PREMISES; OR (2) THE OPERATION OR CONDUCT OF TENANT'S BUSINESS WITHIN THE PREMISES, OR (3) ANY BREACH OF THE REA BY TENANT OR ANY TENANT RELATED PARTY, OR (4) IF ANY SUCH CLAIM IS MADE AGAINST LANDLORD OR ANY LANDLORD RELATED PARTY, TENANT SHALL, AT TENANT'S SOLE COST AND EXPENSE, DEFEND SUCH CLAIM BY OR THROUGH ATTORNEYS REASONABLY ACCEPTABLE TO LANDLORD. The indemnity obligations of Tenant under this Section 22(a) shall not apply to a Claim arising out of the negligence or intentional misconduct of Landlord or any Landlord Related Party.

(b)     LANDLORD SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS TENANT AND EACH TENANT RELATED PARTY FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, DAMAGES, CLAIMS, SUITS, LOSSES, CAUSES OF ACTION, LIENS, JUDGMENTS AND EXPENSES (INCLUDING COURT COSTS, ATTORNEYS' FEES AND COSTS OF INVESTIGATION) OF ANY KIND, NATURE OR DESCRIPTION RESULTING FROM ANY INJURIES TO OR DEATH OF ANY PERSON OR ANY DAMAGE TO PROPERTY WHICH ARISES, OR IS CLAIMED TO ARISE FROM, (1) AN INCIDENT OR EVENT WHICH OCCURRED WITHIN OR ON THE COMMON AREAS; OR (2) THE OPERATION OR CONDUCT OF LANDLORD'S BUSINESS WITHIN THE COMMON AREAS; OR (3) ANY BREACH OF THE REA BY LANDLORD OR ANY LANDLORD RELATED PARTY (COLLECTIVELY, THE "CLAIMS"), EVEN IF THE CLAIM IS BASED ON THE JOINT OR COMPARATIVE THE NEGLIGENT ACTS OR OMISSIONS OF TENANT OR ANY TENANT RELATED PARTY. IF ANY SUCH CLAIM IS MADE AGAINST TENANT OR ANY TENANT RELATED PARTY, LANDLORD SHALL, AT LANDLORD'S SOLE COST AND EXPENSE, DEFEND SUCH CLAIM BY OR THROUGH ATTORNEYS REASONABLY ACCEPTABLE TO TENANT. The indemnity obligations of Landlord under this Section 22(b) shall not apply to a claim arising out of the gross negligence or intentional misconduct of Tenant or any Tenant Related Party.

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23.     WAIVER OF SUBROGATION RIGHTS. NOTWITHSTANDING ANYTHING IN THIS LEASE TO THE CONTRARY, TO THE EXTENT THAT AND SO LONG AS THE SAME IS PERMITTED UNDER THE LAWS AND REGULATIONS GOVERNING THE WRITING OF INSURANCE WITHIN THE STATE, ALL INSURANCE CARRIED BY EITHER LANDLORD OR TENANT SHALL PROVIDE FOR A WAIVER OF RIGHTS OF SUBROGATION AGAINST LANDLORD AND TENANT ON THE PART OF THE INSURANCE CARRIER. UNLESS THE WAIVERS CONTEMPLATED BY THIS SENTENCE ARE NOT OBTAINABLE FOR THE REASONS DESCRIBED IN THIS SECTION 23, LANDLORD AND TENANT EACH HEREBY WAIVE ANY AND ALL RIGHTS OF RECOVERY, CLAIMS, ACTIONS OR CAUSES OF ACTION AGAINST THE OTHER, ITS AGENTS, OFFICERS, OR EMPLOYEES, FOR ANY LOSS OR DAMAGE TO PROPERTY OR ANY INJURIES TO OR DEATH OF ANY PERSON WHICH IS COVERED OR WOULD HAVE BEEN COVERED UNDER THE INSURANCE POLICIES REQUIRED UNDER THIS LEASE. THE FOREGOING RELEASE SHALL NOT APPLY TO LOSSES OR DAMAGES IN EXCESS OF ACTUAL OR REQUIRED POLICY LIMITS (WHICHEVER IS GREATER) NOR TO ANY DEDUCTIBLE (UP TO A MAXIMUM OF $50,000) APPLICABLE UNDER ANY POLICY OBTAINED BY THE WAIVING PARTY. THE FAILURE OF EITHER PARTY (THE "DEFAULTING PARTY") TO TAKE OUT OR MAINTAIN ANY INSURANCE POLICY REQUIRED UNDER THIS LEASE SHALL BE A DEFENSE TO ANY CLAIM ASSERTED BY THE DEFAULTING PARTY AGAINST THE OTHER PARTY HERETO BY REASON OF ANY LOSS SUSTAINED BY THE DEFAULTING PARTY THAT WOULD HAVE BEEN COVERED BY ANY SUCH REQUIRED POLICY. THE WAIVERS SET FORTH IN THE IMMEDIATELY PRECEDING SENTENCE SHALL BE IN ADDITION TO, AND NOT IN SUBSTITUTION FOR, ANY OTHER WAIVERS, INDEMNITIES, OR EXCLUSIONS OF LIABILITIES SET FORTH IN THIS LEASE.

24.     Casualty Damage. If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Building shall be so damaged by fire or other casualty that (i) substantial alteration or reconstruction of the Building shall, in the judgment of an independent architect selected by Landlord, be required (whether or not the Premises shall have been damaged by such fire or other casualty), or (ii) in the event any mortgagee under a first mortgage or first deed of trust covering the Building should require that the insurance proceeds payable as a result of said fire or other casualty be used to retire the mortgage debt, or (iii) in the event of the occurrence of a casualty which is not insured under the "all risk" extended coverage insurance required to be carried by Landlord pursuant to the terms of Section 20, Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within fifteen (15) days after the date of Landlord's receipt of the estimated cost of reconstruction or determination by a mortgagee to take the proceeds in which event the Rent hereunder shall be abated as of the date of such damage. If Landlord does not elect to terminate this Lease, Landlord shall, as soon as practicable, but no more than sixty (60) days after the date of such damage, begin to repair and restore the Building and shall proceed with reasonable diligence to restore the Building to substantially the same condition which it was in immediately prior to the occurrence of the fire or other casualty, except that Landlord shall not be required to rebuild, repair, or replace any part of Tenant's furniture, fixtures and equipment removable by Tenant under the provisions of this Lease or any Alterations to the Premises made by Tenant following the Commencement Date which were not approved by Landlord in writing, and Landlord shall not in any event be required to spend for such work an amount in excess of the insurance proceeds actually received by Landlord as a result of the fire or other casualty, plus any deductible amounts thereunder. If Landlord determines that insurance proceeds will be insufficient to restore the Building as required by this Section 24, Landlord may, at its option, elect to either (1) terminate this Lease by written notice to Tenant, or (2) provide the extra funds necessary to complete the restoration. In the event Landlord did not originally construct any Alterations to be repaired, the time for Landlord to commence and complete such repairs shall be extended by the amount of time necessary for Landlord to obtain detailed working drawings of the Alterations to be repaired. In the event Landlord does not either commence the repairs to the Building within the time required herein, or complete the repairs to the Building within two hundred seventy (270) days after the date of such damage, Tenant may terminate the Lease by written notice thereof to Landlord given no later than thirty (30) days following the date on which Landlord was to commence or complete such repairs, as the case may be. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that Landlord shall allow Tenant an equitable abatement of Rent during the time that all or any portion of the Premises are rendered untenantable because of the lack of essential services such as electricity, HVAC or elevator service or are otherwise unfit for occupancy and have been vacated by Tenant.

OFFICE LEASE AGREEMENT/[DealerTrack, Inc.] – Page 23

25.     Condemnation. If (i) more than thirty percent (30%) of the Rentable Area of the Building or (ii) more than thirty percent (30%) of the Rentable Area of the Premises shall be taken for any public or quasi-public use, by right of eminent domain or otherwise, or sold in lieu of condemnation, then this Lease shall terminate as of the date when physical possession of the Building or the Premises are taken by the condemning authority. If this Lease is not so terminated upon any such taking or sale, the Base Rental payable hereunder shall be diminished by an amount representing that portion of Base Rental applicable to the portion of the Premises subject to such taking or sale, and Landlord shall to the extent Landlord deems feasible, restore the Building and the Premises to substantially their former condition, except that Landlord shall not be required to rebuild, repair, or replace any Alterations to the Premises made by Tenant following the Commencement Date which were not approved by Landlord in writing, nor shall Landlord in any event be required to spend for such work an amount in excess of the amount received by Landlord as compensation for such taking. All amounts awarded upon a taking of any part or all of the Property, Building or the Premises shall belong to Landlord, and Tenant shall not be entitled to and expressly waives all claims to any such compensation, except that Tenant may make a separate claim upon the condemning authority for expenses related to relocation and the unamortized cost of leasehold improvements paid for by Tenant.

26.     DAMAGES FROM CERTAIN CAUSES.

(a)     NOTWITHSTANDING ANYTHING CONTAINED IN THIS LEASE TO THE CONTRARY, AND SUBJECT TO THE TERMS OF SECTION 23, NEITHER LANDLORD NOR ANY LANDLORD RELATED PARTY SHALL BE LIABLE FOR DAMAGES TO TENANT OR ANY PARTY CLAIMING THROUGH TENANT FOR ANY INJURY TO OR DEATH OF ANY PERSON OR DAMAGE TO PROPERTY OR FOR INTERRUPTION OR DAMAGE TO BUSINESS RESULTING FROM ANY OF THE FOLLOWING REASONS: (i) ANY ACT, OMISSION OR NEGLIGENCE OF TENANT OR TENANT'S EMPLOYEES, AGENTS, CONTRACTORS, OFFICERS, SUBTENANTS, ASSIGNEES, LICENSEES, INVITEES OR CUSTOMERS; (ii) ANY ACT, OMISSION OR NEGLIGENCE OF ANY OTHER TENANT WITHIN THE BUILDING, OR ANY OF THEIR RESPECTIVE EMPLOYEES, AGENTS, CONTRACTORS, TENANTS, ASSIGNEES, LICENSEES, INVITEES OR CUSTOMERS; (iii) THE REPAIR, ALTERATION, MAINTENANCE, DAMAGE OR DESTRUCTION OF THE PREMISES OR ANY OTHER PORTION OF THE BUILDING (INCLUDING THE CONSTRUCTION OF LEASEHOLD IMPROVEMENTS FOR OTHER TENANTS OF THE BUILDING), EXCEPT TO THE EXTENT LANDLORD IS OTHERWISE RESPONSIBLE FOR SUCH REPAIR OR MAINTENANCE PURSUANT TO THIS LEASE OR ANY DAMAGE OR DESTRUCTION IS CAUSED BY THE NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD OR ANY LANDLORD RELATED PARTY; (iv) VANDALISM, THEFT, BURGLARY AND OTHER CRIMINAL ACTS (OTHER THAN THOSE COMMITTED BY LANDLORD'S EMPLOYEES OR CONTRACTORS); (v)  INJURY DONE OR OCCASIONED BY WIND, SNOW, RAIN OR ICE, FIRE, ACT OF GOD, PUBLIC ENEMY, INJUNCTION, RIOT, STRIKE, INSURRECTION, WAR, COURT ORDER, REQUISITION, ORDER OF ANY GOVERNMENTAL BODY OR AUTHORITY, OR (vi) ANY OTHER CAUSE BEYOND THE REASONABLE CONTROL OF LANDLORD. UNDER NO CIRCUMSTANCES SHALL LANDLORD BE LIABLE FOR DAMAGES RELATED TO BUSINESS INTERRUPTION OR LOSS OF PROFITS. THE PROVISIONS OF THIS SECTION 26(a) SHALL NOT LIMIT THE OBLIGATIONS OF LANDLORD OR THE RIGHTS OF TENANT UNDER THIS LEASE.

(b)     NOTWITHSTANDING ANYTHING CONTAINED IN THIS LEASE TO THE CONTRARY, AND SUBJECT TO THE TERMS OF SECTION 23, NEITHER TENANT NOR ANY TENANT RELATED PARTY SHALL BE LIABLE FOR DAMAGES TO LANDLORD OR ANY PARTY CLAIMING THROUGH LANDLORD FOR ANY INJURY TO OR DEATH OF ANY PERSON OR DAMAGE TO PROPERTY OR FOR INTERRUPTION OR DAMAGE TO BUSINESS RESULTING FROM ANY OF THE FOLLOWING REASONS: (i) ANY ACT, OMISSION OR NEGLIGENCE OF LANDLORD OR LANDLORD'S EMPLOYEES, AGENTS, CONTRACTORS, OFFICERS, SUBTENANTS, ASSIGNEES, LICENSEES, INVITEES OR CUSTOMERS; (ii) ANY ACT, OMISSION OR NEGLIGENCE OF ANY OTHER TENANT WITHIN THE BUILDING, OR ANY OF THEIR RESPECTIVE EMPLOYEES, AGENTS, CONTRACTORS, TENANTS, ASSIGNEES, LICENSEES, INVITEES OR CUSTOMERS; (iii) VANDALISM, THEFT, BURGLARY AND OTHER CRIMINAL ACTS (OTHER THAN THOSE COMMITTED BY TENANT'S EMPLOYEES OR CONTRACTORS); (iv) INJURY DONE OR OCCASIONED BY WIND, SNOW, RAIN OR ICE, FIRE, ACT OF GOD, PUBLIC ENEMY, INJUNCTION, RIOT, STRIKE, INSURRECTION, WAR, COURT ORDER, REQUISITION, ORDER OF ANY GOVERNMENTAL BODY OR AUTHORITY, OR (v) ANY OTHER CAUSE BEYOND THE REASONABLE CONTROL OF TENANT. UNDER NO CIRCUMSTANCES SHALL TENANT BE LIABLE FOR DAMAGES RELATED TO BUSINESS INTERRUPTION OR LOSS OF PROFITS. THE PROVISIONS OF THIS SECTION 26(b) SHALL NOT LIMIT THE OBLIGATIONS OF TENANT OR THE RIGHTS OF LANDLORD UNDER THIS LEASE.

OFFICE LEASE AGREEMENT/[DealerTrack, Inc.] – Page 24

27.     Default by Tenant.

(a)     The following events shall be deemed to be events of default by Tenant under this Lease (hereinafter called an "Event of Default"):

(1)     Tenant shall fail to timely pay any Rent and such failure shall continue for a period of ten (10) days after written notice of such default shall have been given to Tenant; provided, however, Landlord shall not be obligated to give Tenant written notice of its failure to pay Rent more than two times in any 12-month period and after the second notice, an Event of Default shall occur automatically upon Tenant’s failure to timely pay any Rent within such 12-month period without the requirement of any further notice from Landlord;

(2)     Tenant shall fail to comply with any terms, provisions or covenants of this Lease or any other agreement between Landlord and Tenant not requiring the payment of Rent, and such failure shall continue for a period of thirty (30) days after written notice of such failure is delivered to Tenant or, if such failure cannot reasonably be cured within such thirty (30) day period, Tenant shall fail to commence to cure such failure within such thirty (30) day period and/or shall thereafter fail to prosecute such cure diligently and continuously to completion within sixty (60) days of the date of Landlord's notice of default;

(3)     Tenant takes any action to, or notifies Landlord that Tenant intends to, file a petition under any section or chapter of the United States Bankruptcy Code, as amended from time to time, or under any similar Law of the United States or any state thereof; or a petition shall be filed against Tenant or any Guarantor under any such statute and shall not be dismissed within 90 days thereafter; or

(4)     a receiver or trustee shall be appointed for Tenant's leasehold interest in the Premises or for all or a substantial part of the assets of Tenant

(b)     Upon the occurrence of any Event of Default, Landlord may, at its option and without further notice to Tenant and without judicial process, in addition to all other remedies given hereunder or by Law or equity, do any one or more of the following: (1) terminate this Lease, in which event Tenant shall immediately surrender possession of the Premises to Landlord; (2) enter upon and take possession of the Premises and expel or remove Tenant therefrom, with or without having terminated this Lease; (3) apply all or any part of the Security Deposit to cure such Event of Default; (4) change or re-key all locks to entrances to the Premises, and Landlord shall have no obligation to give Tenant a new key to the Premises until such Event of Default is cured; and (5) remove from the Premises any furniture, fixtures, equipment or other personal property of Tenant, without liability for trespass or conversion, and store such items either in the Complex or elsewhere at the sole cost of Tenant and without liability to Tenant. Any of such furniture, fixtures, equipment or personal property not claimed within thirty (30) days from the date of removal shall be deemed abandoned.

(c)     Exercise by Landlord of any one or more remedies hereunder shall not constitute forfeiture or an acceptance of surrender of the Premises by Tenant, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant.

(d)     If Landlord terminates this Lease by reason of an Event of Default, Tenant shall pay to Landlord the sum of (1) the cost of recovering the Premises, (2) the cost of repairing any damage to the Premises, (3) any amounts owed by Tenant under this Lease that have accrued but not been paid, and (4) any other damages or relief which Landlord may be entitled to at law or in equity. If Tenant has prepaid any Base Rental on this Lease, Landlord may apply such prepaid Base Rental against costs, expenses and damages suffered or incurred by Landlord in connection with Tenant’s default and shall refund to Tenant the balance, if any, of such prepaid Base Rental.

OFFICE LEASE AGREEMENT/[DealerTrack, Inc.] – Page 25

(e)     If Tenant should fail to make any payment, perform any obligation, or cure any default hereunder within ten (10) days after receipt of written notice thereof, Landlord, without obligation to do so and without thereby waiving such failure or default, may make such payment, perform such obligation, and/or remedy such other default for the account of Tenant (and enter the Premises for such purpose), and Tenant shall, within ten (10) days following written demand, pay all costs, expenses and disbursements (including attorneys' fees) incurred by Landlord in taking such remedial action, plus, at the option of Landlord, interest thereon at the Default Rate.

(f)     If an Event of Default occurs and continues beyond applicable notice, grace and cure periods, Landlord agrees to comply with its obligations under Texas law to mitigate damages. Tenant agrees that such obligations will be satisfied if Landlord undertakes to lease the Premises to another tenant (a "Substitute Tenant") in accordance with the following criteria: (a) Landlord will have no obligation to solicit or entertain negotiations with any other prospective tenants for the Premises until Landlord obtains full and complete possession of the Premises including, without limitation, the final and unappealable legal right to relet the Premises free of any claim of Tenant; (b) Landlord will not be obligated to lease or show the Premises on a priority basis, or offer the Premises to a prospective tenant when other space in the Building suitable for the prospective tenant's use is (or soon will be) available; (c) Landlord will not be obligated to lease the Premises to a Substitute Tenant for a Base Rental less than the current fair market Base Rental then prevailing for similar uses in comparable buildings in the same market area as the Building, nor will Landlord be obligated to enter into a new lease under other terms and conditions that are unacceptable to Landlord under Landlord's then current leasing policies for comparable space in the Building; (d) Landlord will not be obligated to enter into a lease with a Substitute Tenant whose use would (i) violate any restriction, covenant, or requirement contained in the lease of another tenant of the Building; (ii) adversely affect the reputation of the Building; or (iii) be incompatible with other uses of the Building; (e) Landlord will not be obligated to enter into a lease with any proposed Substitute Tenant that does not have, in Landlord's reasonable opinion, sufficient financial resources to operate the Premises in a first class manner; and (f) Landlord will not be required to expend any amount of money to alter, remodel, or otherwise make the Premises suitable for use by a proposed Substitute Tenant unless: (i) Tenant pays any such sum to Landlord in advance of Landlord's execution of a lease with the proposed Substitute Tenant (which payment will not be in lieu of any damages or other sums to which Landlord may be entitled as a result of Tenant's default under this Lease); or (ii) Landlord, in Landlord's reasonable discretion, determines that any such expenditure is financially justified in connection with entering into a lease with the prospective Substitute Tenant; and (f) Tenant hereby waives any right to assert, claim or allege that Landlord has not fulfilled its duty to mitigate damages as a result of an Event of Default if Landlord’s efforts to mitigate are in compliance with the provisions of this Section 27 (g).

(g)     Tenant will reimburse and compensate Landlord on demand and as Additional Rent for any actual loss Landlord incurs in connection with, resulting from or related to any breach or default of Tenant under this Lease, regardless of whether the breach or default constitutes an Event of Default, and regardless of whether suit is commenced or judgment is entered. Such loss includes all reasonable legal fees, costs and expenses (including paralegal fees, expert fees, and other professional fees and expenses) Landlord incurs investigating, negotiating, settling or enforcing any of Landlord’s rights or remedies or otherwise protecting Landlord’s interests under this Lease. In addition to the foregoing, Landlord is entitled to reimbursement of all of Landlord’s fees, expenses and damages, including, but not limited to, reasonable attorneys’ fees and paralegal and other professional fees and expenses, Landlord incurs in connection with any bankruptcy or insolvency proceeding involving Tenant including, without limitation, any proceeding under any chapter of the Bankruptcy Code; by exercising and advocating rights under Section 365 of the Bankruptcy Code; by proposing a plan of reorganization and objecting to competing plans; and by filing motions for relief from stay. Such fees and expenses are payable on demand, or, in any event, upon assumption or rejection of this Lease in bankruptcy. Subject to Section 31 below, in no event shall Tenant be liable to Landlord for consequential, special or punitive damages by reason of a failure to perform (or a default) by Tenant under this Lease.

OFFICE LEASE AGREEMENT/[DealerTrack, Inc.] – Page 26

(h)     Tenant waives and releases all Claims, Tenant may have resulting from Landlord’s re-entry and taking possession of the Premises pursuant to this Section 27 by any lawful means and removing, storing or disposing of Tenant’s property as permitted under this Lease, regardless of whether this Lease is terminated and, to the fullest extent allowable under the Laws, Tenant releases and will indemnify, protect, defend (with counsel reasonably acceptable to Landlord) and hold harmless Landlord and the Landlord Related Parties from and against any and all Claims arising therefrom. No such re-entry is to be considered or construed as a forcible entry by Landlord. THIS INDEMNITY PROVISION IS INTENDED TO INDEMNIFY LANDLORD, LANDLORD RELATED PARTIES AND THEIR RESPECTIVE AGENTS AGAINST THE CONSEQUENCES OF THEIR OWN NEGLIGENCE OR FAULT WHEN LANDLORD OR ITS AGENTS ARE JOINTLY, COMPARATIVELY, OR CONCURRENTLY NEGLIGENT WITH TENANT (BUT NOT WHEN THE NEGLIGENCE OR FAULT OF LANDLORD, LANDLORD RELATED PARTIES OR THEIR AGENTS IS THE SOLE BASIS OF THE CLAIM). No such re-entry is to be considered or construed as a forcible entry by Landlord.

28.     Default by Landlord. Landlord shall be in default under this Lease if Landlord fails to perform any of its obligations hereunder and such failure continues for a period of thirty (30) days after Tenant delivers written notice of such failure to Landlord and to the holder(s) of any indebtedness or other obligations secured by any mortgage or deed of trust affecting the Premises, the name and address of which have been provided to Tenant in writing, provided that if such failure cannot reasonably be cured within such thirty (30) day period, Landlord shall not be in default hereunder as long as Landlord or such holder(s) commences the remedying of such failure within such thirty-day period and diligently prosecutes the same to completion, during which time Landlord and such holder(s), or either of them, or their agents or employees, shall be entitled to enter upon the Premises and do whatever may be necessary to remedy such failure. In no event shall Landlord be liable to Tenant for consequential, special or punitive damages by reason of a failure to perform (or a default) by Landlord under this Lease.

29.     Quiet Enjoyment. Tenant, on paying all sums herein called for and performing and observing all of its covenants and agreements hereunder, shall and may peaceably and quietly occupy and use the Premises during the Lease Term, subject to the provisions of this Lease, all matters of record affecting the Complex and applicable Laws; and Landlord agrees to warrant and forever defend Tenant's right to such occupancy against the claims of any and all persons whomsoever lawfully claiming the same or any part thereof, subject only to the provisions of this Lease, all matters of record affecting the Complex and all applicable Laws.

30.     Right to Relocate. [Intentionally omitted].

31.     Holding Over. Should Tenant continue to occupy the Premises after the expiration of the Lease Term without the prior written consent of Landlord, such occupancy shall be a tenancy at sufferance under all of the terms, covenants and conditions of this Lease, but at a daily Base Rental (the “Holdover Rent”) equal to the sum determined by dividing one hundred and fifty percent (150%) of the Base Rental then in effect immediately prior to the expiration of the Lease Term, plus electricity and any sums due pursuant to Section 6, for the final month of the Lease Term by thirty (30); provided, however, if Tenant has given Landlord written notice of its intent to holder after the expiration of the Lease Term at least 150 days prior to the expiration of the Lease Term, Tenant may holdover for a period of up to 90 days (the “Grace Period”) at a Holdover Rent calculated as provided above but using one hundred twenty five percent (125%) of the Base Rental instead of one hundred and fifty percent (150%). Tenant shall also pay any and all costs, expenses or damages (including consequential damages) sustained by Landlord as a result of such holdover, other than during the Grace Period, if Landlord has undertaken a legal obligation to another tenant or third party relating to the Premises in reliance on Tenant vacating the Premises no later than the end of the Grace Period. If Tenant consists of more than one person or entity, and if any of the persons or entities comprising Tenant continue to occupy the Premises after the expiration of the Lease Term, all other persons or entities comprising Tenant shall be deemed to have consented to such occupancy and shall continue to be jointly and severally liable for all of the terms, covenants and contained in this Lease during holdover term.

OFFICE LEASE AGREEMENT/[DealerTrack, Inc.] – Page 27

32.     Rights Reserved to Landlord.

(a)     Landlord reserves the right at any time to change the name of the Building upon thirty (30) days advance written notice.

(b)     To decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Building, or any part thereof; for such purposes, to enter upon the Premises and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building.

(c)     To take such reasonable measures as Landlord deems advisable for the security of the Building and its occupants, including without limitation searching all persons entering or leaving the Building; evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after Normal Business Hours and on Saturdays, Sundays, and holidays, subject, however, to Tenant's right to enter when the Building is closed after Normal Business Hours under such reasonable regulations as Landlord may prescribe from time to time which may include by way of example, but not of limitation, that persons entering or leaving the Building, whether or not during Normal Business Hours, identify themselves to a security officer by registration or otherwise and that such persons establish their right to enter or leave the Building.

(d)     During the last 12 months of the Lease and upon at least 24 hours advance notice, to enter the Premises to show the Premises to prospective purchasers, lenders, or tenants; provided, however, Landlord shall use reasonable efforts to minimize any disruption to the conduct’s of Tenant’s business by reason of such entry

33.     Subordination to Mortgage; Estoppel Agreement.

(a)     Subject to subsection (d) below, this Lease shall be subordinate to any deed of trust, mortgage, or other security instrument (a "Mortgage"), or any ground lease, master lease, or primary lease (a "Primary Lease"), that hereafter covers all or any part of the Premises (the mortgagee under any Mortgage or the lessor under any Primary Lease is referred to herein as "Landlord's Mortgagee").

(b)     Tenant shall attorn to any party succeeding to Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party's request, and shall execute such agreements confirming such attornment as such party may reasonably request.

(c)     Tenant shall not seek to enforce any remedy it may have for any default on the part of the Landlord without first giving written notice by certified mail, return receipt requested or by an overnight courier delivery service of general commercial use and acceptance (such as Federal Express, UPS or USPS Express Mail) , specifying the default in reasonable detail, to any Landlord's Mortgagee whose address has been given to Tenant, and affording such Landlord's Mortgagee a reasonable opportunity to perform Landlord's obligations hereunder.

(d)     Notwithstanding anything contained in this Section 33 to the contrary, the subordination of this Lease to any Mortgage or Primary Lease now existing or hereafter placed upon the Premises or the Building or any part thereof and Tenant's agreement to attorn to Landlord Mortgagee as provided in this Section 33 is and shall be conditioned upon such holder's entering into a commercially reasonable non-disturbance and attornment agreement providing that Tenant’s right to quiet possession of the Premises during the Lease Term shall not be disturbed if Tenant performs all of Tenant’s obligations hereunder.

(e)     Tenant agrees that it will, from time to time, within 20 days after written request by Landlord, execute and deliver to such persons as Landlord shall designate, an estoppel agreement in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as so modified), stating the dates to which Rent and other charges payable under this Lease have been paid, stating that the Landlord is not in default hereunder (or if Tenant alleges a default, stating the nature of such alleged default) and further stating such other matters as Landlord shall reasonably require.

OFFICE LEASE AGREEMENT/[DealerTrack, Inc.] – Page 28

34.     Attorney's Fees. Tenant must pay to Landlord on demand all reasonable attorney's fees, costs and expenses incurred by Landlord in recovery of any Rent or enforcement of Landlord's rights under this Lease. Furthermore, if Landlord or Tenant employs an attorney to assert or defend any action arising out of the breach of any term, covenant or provision of this Lease, or to bring legal action for the unlawful detainer of the Premises, the prevailing party shall be entitled to recover from the non-prevailing party reasonable attorney's fees and costs of suit incurred in connection therewith. For purposes of this Section 35, a party shall be considered to be the "prevailing party" to the extent that (a) such party initiated the litigation and substantially obtained the relief which it sought (whether by judgment, voluntary agreement or action of the other party, trial, or alternative dispute resolution process), (b) such party did not initiate the litigation and either (1) received a judgment in its favor, or (2) did not receive judgment in its favor, but the party receiving the judgment did not substantially obtain the relief which it sought, or (c) the other party to the litigation withdrew its claim or action without having substantially received the relief which it was seeking.

35.     No Implied Waiver. The failure of either party to insist at any time upon the strict performance of any covenant or agreement in this Lease or to exercise any right, power or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. The acceptance by Landlord of late payments shall not be construed as a waiver by Landlord of the requirement for timely payment nor create a course of dealing permitting such late payments. Any payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Rent due under this Lease shall be deemed to be on account of the earliest Rent due hereunder. No endorsement or statement on any check or any letter accompanying any check or payment as Rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy provided in this Lease.

36.     Independent Obligations. The obligation of Tenant to pay Rent hereunder and the obligation of Tenant to perform Tenant's other covenants and duties hereunder constitute independent, unconditional obligations to be performed at all times provided for hereunder and are independent of the Landlord's performance of Landlord's duties and obligations hereunder. Except as expressly provided in this Lease, Tenant waives and relinquishes all rights which Tenant might have to claim any nature of lien against or withhold, abate or deduct from, or offset against Rent.

37.     Recourse Limitation. Tenant shall be entitled to look solely to Landlord's equity in the Complex for the recovery of any judgment against Landlord, and Landlord shall not be personally liable for any deficiency with respect to the recovery of such judgment. The provision contained in the foregoing sentence shall not limit any right that Tenant might otherwise have to obtain specific performance of Landlord's obligations under this Lease.

38.     Notices. Any notice under this Lease must be in writing, and shall be given or be served by delivery via a recognized overnight courier service such as Federal Express, UPS and USPS Express Mail and addressed to the person identified herein as the person to receive such notices at the Tenant’s Notice Address or the Landlord’s Notice Address, as the case may be, as stated in this Lease or such other address in the continental United States of which notice has been given to the other party in the manner provided herein. Notice by overnight courier shall be effective upon receipt.

39.     Recordation. Tenant agrees not to record this Lease or any memorandum hereof.

40.     Governing Law. This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the Laws of the State. This Lease is performable in, and the exclusive venue for any action brought with respect hereto, shall be in Dallas County, Texas.

41.     Force Majeure. Whenever a period of time is herein prescribed for the taking of any action by Landlord or Tenant, the party responsible for taking such action shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to Force Majeure; provided, however, the provisions of this Section 43 shall never be construed as allowing an extension of time with respect to Tenant's obligation to pay Rent when and as due under this Lease unless such event is of a magnitude and severity as to disrupt the the ability of financial institutions to transfer money to and from Tenant’s accounts.

OFFICE LEASE AGREEMENT/[DealerTrack, Inc.] – Page 29

42.     Time of Performance. Except as otherwise expressly provided herein, time is of the essence under this Lease, including all Exhibits.

43.     Transfers by Landlord. Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations hereunder and in the Complex, and in such event and upon the assumption by the transferee of the obligations of Landlord hereunder, Landlord shall be released from any further obligations accruing after the date of transfer, and Tenant agrees to look solely to such successor-in-interest of Landlord for the performance of such obligations.

44.     Commissions. Landlord and Tenant agree that the two parties identified as Broker in the Basic Lease Terms above, are the only brokers involved in the procurement, negotiation or execution of this Lease, and that their respective commissions shall be paid by Landlord pursuant to a separate commission agreement. Landlord and Tenant hereby agree to defend, indemnify and hold each other harmless against any loss, claim, expense or liability with respect to any commissions or brokerage fees claimed on account of the execution and/or renewal of this Lease or the expansion of the Premises due to any action of the indemnifying party.

45.     Financial Statements. Tenant represents and warrants that any financial statements provided by it to Landlord were true, correct and complete when provided, and that no material adverse change has occurred since that date that would render them inaccurate or misleading. Landlord acknowledges that Tenant is a public company (NASDAQ ticker symbol TRAK), and as such, Tenant is restricted by law to providing Landlord only such financial information as has been made public. If during the term of Lease or subsequent Renewal Options Tenant becomes a private company, (i) Tenant shall provide to Landlord audited or certified financial statements, (ii) Landlord will agrees to keep such information confidential except to the extent required by applicable Law, (iii) Landlord shall not require Tenant to provide such information unless Landlord is requested to produce such information in connection with a proposed financing or sale of the Building, and such lender or perspective purchaser has agreed to keep such information confidential except to the extent required by application law, and (iv) upon prior written request of Landlord, Tenant will agree to meet with Landlord, any lender or prospective purchaser during Normal Business Hours at mutually convenient times, from time to time, to discuss such information about Tenant’s business and financial condition requested by Landlord.

46.     Tenant’s Standing and Authority. Tenant is a corporation duly organized, validly existing and in good standing under the Laws of Delaware_ and has due authority to enter into this Lease, and all organizational action requisite for the execution and delivery of this Lease has been taken. The signatory to this Lease on behalf of Tenant has been duly authorized to execute and deliver this Lease. Tenant shall contemporaneously with its execution and delivery of this Lease deliver to Landlord evidence of Tenant’s good standing, authority and authorization for the execution and delivery of this Lease.

47.     Effect of Delivery of This Lease. Landlord has delivered a copy of this Lease to Tenant for Tenant's review only, and the delivery hereof does not constitute an offer to Tenant or an option to be exercised by Tenant. This Lease shall not be effective until a copy of this Lease executed by both Landlord and Tenant is delivered by Landlord to Tenant.

48.     WAIVER OF WARRANTIES AND ACCEPTANCE OF CONDITION. TENANT ACKNOWLEDGES AND AGREES THAT, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS LEASE, TENANT HAS AGREED TO ACCEPT THE PREMISES IN "AS IS" CONDITION, AND NEITHER LANDLORD NOR ANY LANDLORD RELATED PARTY HAS MADE ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO, MERCHANTABILITY, SUITABILITY, QUALITY, CONDITION OR FITNESS FOR ANY PARTICULAR PURPOSE WITH REGARD TO THE PREMISES OR THE COMPLEX AND THAT THIS LEASE CONSTITUTES THE FULL AND FINAL AGREEMENT OF LANDLORD AND TENANT WITH RESPECT TO THIS LEASE OF SPACE IN THE BUILDING BY TENANT. TENANT HEREBY WAIVES, TO THE EXTENT PERMITTED BY LAW, ANY CLAIM OR CAUSE OF ACTION BASED UPON ANY WARRANTIES, EITHER EXPRESS OR IMPLIED, AS TO MERCHANTABILITY, SUITABILITY, QUALITY, CONDITION OR FITNESS FOR ANY PARTICULAR PURPOSE WITH REGARD TO THE PREMISES OR THE COMPLEX. TENANT'S TAKING POSSESSION OF THE PREMISES SHALL BE CONCLUSIVE EVIDENCE THAT (a) TENANT HAS INSPECTED (OR HAS CAUSED TO BE INSPECTED) THE PREMISES AND THE COMPLEX, (b) TENANT ACCEPTS THE PREMISES AND THE COMPLEX AS BEING IN GOOD AND SATISFACTORY CONDITION AND SUITABLE FOR TENANT'S PURPOSES, AND (c) THE PREMISES AND THE COMPLEX FULLY COMPLY WITH LANDLORD'S COVENANTS AND OBLIGATIONS HEREUNDER.

OFFICE LEASE AGREEMENT/[DealerTrack, Inc.] – Page 30

49.     Merger of Estates. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not constitute a merger of the Landlord's fee estate in the Property and the leasehold interest created hereby; and upon such surrender or cancellation of this Lease, Landlord shall have the option, in Landlord's sole discretion, to (a) either terminate all or any existing subleases or subtenancies, or (b) assume Tenant's interest in any or all subleases or subtenancies.

50.     Survival of Indemnities and Covenants. Any and all indemnities of Landlord or Tenant and any and all covenants of Landlord or Tenant not fully performed on the date of the expiration or termination of this Lease shall survive such expiration or termination.

51.     Headings. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Lease.

52.     Entire Agreement; Amendments. This Lease, including the exhibits and addenda, if any, listed in Section 55, embodies the entire agreement between the parties hereto with relation to the transaction contemplated hereby, and there have been and are no covenants, agreements, representations, warranties or restrictions between the parties hereto, other than those specifically set forth herein. To be effective, any amendment or modification of this Lease must be in writing and signed by Landlord and Tenant.

53.     Exhibits. The following exhibits are attached hereto and incorporated herein and made a part of this Lease for all purposes:

Exhibit "A"	-	Property Description
Exhibit "B"	-	Floor Plan
Exhibit "C"	-	Rules and Regulations
Exhibit “D”	-	Agreement Regarding Construction of Tenant Improvements
Exhibit "E"	-	Parking Agreement
Exhibit "F"	-	Form of Confidentiality Agreement
Exhibit "G"	-	Renewal Option
Exhibit “H”	-	Right of First Refusal
Exhibit “I”		Expansion Option
Exhibit “J”	-	Commencement Date Memorandum
Exhibit “K”	-	Early Termination
Exhibit “L”	-	Janitorial Specifications
Exhibit “M”	-	Timeline for Completion of Landlord’s Work

54.     Multiple Counterparts. This Lease may be executed in multiple counterparts, each of which shall constitute an original instrument, but all of which shall constitute one and the same agreement.

55.     Mail. Tenant understands and agrees that mail delivery in the Building shall be only to boxes provided by Landlord in the Building, except that the US Postal Service, or other nationally recognized delivery agency such as FedEx or UPS, may deliver urgent, priority, next-day or oversized (so as to not fit into a mail box) packages directly to Tenant’s offices.

56.     Guaranty. [Intentionally omitted]

OFFICE LEASE AGREEMENT/[DealerTrack, Inc.] – Page 31

57.     OFAC and Anti-Money Laundering Compliance Certifications. Tenant hereby represents, certifies and warrants to Landlord as follows: (i) Tenant is not named and is not acting, directly or indirectly, for or on behalf of any person, group, entity or nation named by an Executive Order, including without limitation Executive Order 13224, or the United State Treasury Department as a terrorist, "Specially Designated National and Blocked Person," or other banned or blocked person, entity, nation or transaction pursuant to any law, order, rule or regulation that is enacted, enforced or administered by the Office of Foreign Assets Control ("OFAC"); (ii) Tenant is not engaged in this transaction, directly or indirectly, for or on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity or nation; and (iii) none of the proceeds used to pay rent have been or will be derived from a "specified unlawful activity" as defined in, and Tenant is not otherwise in violation of, the Money Laundering Control Act of 1986, as amended, or any other applicable Laws regarding money laundering activities. Furthermore, Tenant agrees to immediately notify Landlord if Tenant was, is, or in the future becomes, a "senior foreign political figure," and immediate family member or close associate of a senior foreign political figure," within the meaning of Section 312 of the USA PATRIOT Act of 2001. Notwithstanding anything in this Lease to the contrary, Tenant understands that this Lease is a continuing transaction and that the foregoing representations, certifications and warranties are ongoing and shall be and remain true and in force on the date hereof and throughout the term of the Lease and that any breach thereof shall be a default under the Lease (not subject to any notice or cure rights) giving rise to Landlord remedies including but not limited to eviction, and Tenant hereby agrees to defend, indemnify and hold harmless Landlord and Landlord Related Parties from and against any and all claims, damages, losses, risks, liabilities, fines, penalties, forfeitures and expenses (including without limitation costs and attorney's fees) arising from or related to any breach of the foregoing representations, certifications and warranties.

[SIGNATURE PAGE TO FOLLOW]

OFFICE LEASE AGREEMENT/[DealerTrack, Inc.] – Page 32

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date first above written.

Landlord’s Notice Address:

Franklin Street Properties

401 Edgewater Place

Suite 201

Wakefield, Massachusetts 01880-6210

Attn: Scott Carter, Esq.

and

Franklin Street Properties

401 Edgewater Place

Suite 201

Wakefield, Massachusetts 01880-6210

Attn: Asset Management

LANDLORD: FSP GALLERIA NORTH LIMITED PARTNERSHIP, a Texas Limited Partnership By: FSP Galleria North LLC, its General Partner, By: /s/ George J. Carter Name: George J. Carter Title: President
Tenant’s Notice Address:: 1111 Marcus Ave. – Suite M04 Lake Success, NY 11042 Attn: General Counsel__________________	TENANT: DEALERTRACK, INC. ___________________________, By: /s/ Ana Herrera Name: Ana Herrera Title: SVP Human Resources

OFFICE LEASE AGREEMENT/[DealerTrack, Inc.] – Page 33

EXHIBIT "A"

PROPERTY DESCRIPTION

Order No. 4712000455

Exhibit A

TRACT 1:

A 2.7923 acre tract of land situated in the John Witt Survey, Abstract No. 1584, in City of Dallas, Dallas County, Texas and being a part of Lot 1A, Block B/7003, Galleria North Addition No. 2, an addition to the City of Dallas as recorded in Volume 99154, Page 00066, Deed Records, Dallas County, Texas, more particularly described as follows:

BEGINNING at a 1/2" iron rod with yellow plastic cap stamped "RLG" set for corner in the east line of Barton Drive (a 56 foot right-of-way) , said rod being North 00°18'49" West a distance of 250.69 feet from the southwest corner of said Lot 1A;

THENCE North 00 degrees 18 minutes 49 seconds West along the east line of said Barton Drive for a distance of 116.58 to a 1/2" iron rod with yellow plastic cap stamped "RLG" set for corner;

THENCE North 89 degrees 41 minutes 11 seconds East, departing the east line of said Barton Drive, for a distance of 469.40 feet to a 1/2" iron rod with yellow plastic cap stamped "RLG" set for comer;

THENCE South 00 degrees 18 minutes 49 seconds East for a distance of 267.67 feet to a chisel mark set for comer;

THENCE North 89 degrees 41 minutes 11 seconds East for a distance of 143.76 feet to a chisel mark set for corner in the west line of Noel Road (a variable right-of-way);

THENCE South 00 degrees 01 minutes 01 seconds East along the west line of said Noel Road for a distance of 54.00 feet to a 3 114" brass disk stamped "Raymond L. Goodson, Jr., Inc." and "Galleria North Addition No. 2" set for corner, said disk being the southeast comer said Lot 1A and in the north line of Lot 2 Block 817003, Galleria North Addition Phase II, recorded in Volume 99043, Page 0054, Deed Records, Dallas County, Texas;

THENCE South 89 degrees 41 minutes 11 seconds West departing the west line of said Noel Road and along the common line between said Lot 1A and said Lot 2 for a distance of 422.43 feet to a 3 1/4" brass disk stamped "Raymond L Goodson, Jr., Inc." and "Galleria North Addition No. 2" set for corner, a common corner with said Lot 1A and said Lot 2;

THENCE North 00 degrees 18 minutes 49 seconds West, departing said common line, for a distance of

174.58 feet to a 1/2" iron rod with yellow plastic cap stamped "RLG" set for corner;

THENCE South 89 degrees 41 minutes 11 seconds West for a distance of 63.78 feet to a chisel mark set for comer;

THENCE North 00 degrees 18 minutes 49 seconds West for a distance of 30.51 feet to a chisel mark set for comer;

THENCE South 89 degrees 41 minutes 11 seconds West for a distance of 126.66 feet to the POINT OF BEGINNING, containing 121,634 square feet, or 2.7923 acres more or less.

NOTE: COMPANY DOES NOT REPRESENT THAT THE ABOVE ACREAGE AND/OR SQUARE FOOTAGE CALCULATIONS ARE CORRECT.

TRACT2:

A 47.17o/o undivided interest in a 3.2004 acre tract of land situated in the John Witt Survey, Abstract No. 1584, in City of Dallas, Dallas County , Texas and being a part of Lot 1A, Block B/7003, Galleria North Addition No. 2, an addition to the City of Dallas as recorded in Volume 99154, Page 00066, Deed Records, Dallas County , Texas, more particularly described as follows:

BEGINNING at a 3 1/4" brass disk stamped "Raymond L Goodson, Jr., Inc." and "Galleria North Addition No. 2" set for corner in the west line of Noel Raod (a variable width right-of-way), said point being the northeast comer of said Lot 1A;

THENCE South 00 degrees 01 minutes 01 seconds East along the west line of said Noel Road for a distance of 226.31 feet to a 1/2" iron rod with yellow plastic cap stamped "RLG" set for comer;

THENCE South 89 degrees 41 minutes 11 seconds West, departing the west line of said Noel Road for a distance of 614.54 feet to a 1/2" iron rod with yellow plastic cap stamped "RLG" set for corner in the east right-of-way line of Barton Drive (a 56 foot right-of-way);

THENCE North 00 degrees 18 minutes 49 seconds West along the east line of said Barton Drive for a distance of 224.97 feet to a chisel mark found for corner at the intersection of the east line of said Barton Drive with the center line of Southern Boulevard (a 60 Trafficway Easement recorded in Volume 91199, Page 1041 and Volume 91199, Page 1051, Deed Records, Dallas County Texas), said chisel mark also

Exhibit "A", Property Description - Page 1

EXHIBIT "B"

FLOOR PLAN

Exhibit "B", Floor Plan – Page 1

Exhibit "B", Floor Plan – Page 2

Exhibit "B", Floor Plan – Page 3

EXHIBIT "C"

RULES AND REGULATIONS

Any capitalized terms not defined in this Exhibit "C" shall have the meaning set forth in the Lease to which this Exhibit "C" is attached.

1.     Sidewalks, doorways, vestibules, halls, stairways, and similar areas shall not be obstructed, nor shall refuse, furniture, boxes or other items be placed therein by Tenant or Tenant's officers, agents, servants, contractors and employees, or used for any purpose other than ingress and egress to and from the Premises, or for going from one part of the Building or Complex to another part of the Building or Complex. Tenant shall be responsible, at its sole cost, for the removal of any large boxes or crates not used in the ordinary course of business. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways.

2.     Canvassing, soliciting, distributing handbills, advertising and peddling in the Building and Complex are prohibited.

3.     Plumbing fixtures and appliances shall be used only for the purpose for which such were constructed or installed, and no unsuitable material shall be placed therein. The cost of repair of any stoppage or damage to any such fixtures or appliances from misuse on the part of Tenant or Tenant's officers, agents, servants, contractors, employees, guests and customers shall be paid by Tenant, and Landlord shall not in any case be responsible therefor.

4.     No signs, directories, posters, advertisements, or notices visible to the public shall be painted or affixed on or to any of the windows or doors, or in corridors or other parts of the Building, except in such color, size, and style, and in such places, as shall be first approved in writing by Landlord. Landlord shall have the right to remove, at the expense of Tenant, all unapproved signs, directories, posters, advertisements or notices following reasonable prior notice to Tenant.

5.     Tenant shall not do, or permit anything to be done, in or about the Building or Complex, or bring or keep anything therein, that will in any way increase the rate of fire or other insurance on the Building, or on property kept therein, or otherwise increase the possibility of fire or other casualty. No cooking (other than cooking through the use of a microwave oven), including grills or barbecues, shall be permitted within the Premises or on any patio adjoining the Premises.

6.     Landlord shall have the power to prescribe the weight and position of heavy equipment or objects which may overstress any portion of the floor of the Premises. All damage done to the Building by the improper placing of such heavy items shall be repaired at the sole expense of Tenant. Tenant shall notify the Building manager when safes or other heavy equipment are to be taken in or out of the Building and the moving of such equipment shall be done only after written permission is obtained from Landlord and shall be performed under such conditions as Landlord may reasonably require.

7.     Corridor doors, when not in use, shall be kept closed.

8.     All movement of furniture and equipment into and out of the Building shall be scheduled through the Building manager and conducted outside of Normal Business Hours. All such deliveries must be made via the service entrance and service elevator, when provided, during Normal Business Hours. Any delivery after Normal Business Hours must be coordinated with the Building manager. When conditions are such that Tenant must dispose of crates, boxes, and other such items, Tenant shall dispose of such items prior to or after Normal Business Hours.

9.     Tenant shall cooperate with Landlord's employees in keeping the Premises neat and clean.

Exhibit "C", Rules and Regulations – Page 1

10.     Tenant shall not cause or permit any improper noises in the Building, or allow any unpleasant odors to emanate from the Premises, or otherwise interfere, injure or annoy in any way other tenants, or persons having business with such tenants.

11.      No animals or birds shall be brought into or kept in or about the Building, except those assisting the disabled.

12.     No machinery of any kind, other than ordinary office machines such as copiers, fax machines, personal computers and related mainframe equipment, computer servers, electric typewriters and word processing equipment, shall be operated on the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

13.     Tenant shall not use or keep in the Building any flammable or explosive fluid or substance (including Christmas trees and ornaments but excluding those fluids and substances in amounts commonly accepted as standard office products that are maintained in accordance with the manufacturers requirements)), or any illuminating materials, without the prior written approval of the Building manager.

14.     No bicycles, motorcycles or similar vehicles will be allowed in the Building but will be allowed in the Parking Garage and other areas where Landlord has provided bike racks and parking areas for bicycles and motorcycles.

15.     No nails, hooks, or screws (other than those necessary for hanging artwork, diplomas, posterboards and other such items on interior walls) shall be driven into or inserted in any part of the Building (including doors), except as approved by Landlord.

16.     Landlord has the right to evacuate the Building in the event of an emergency or catastrophe. Tenant shall cause its officers, agents and employees to participate in any fire safety or emergency evacuation drills scheduled by Landlord.

17.     No food or beverages shall be prepared, cooked or distributed from the Premises without the prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed; provided, however, Tenant shall be permitted to install refrigerators, microwave ovens, coffee machines and vending machines for the use of its own employees and guests.

18.     No additional or replacement locks shall be placed upon any doors without the prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed. All necessary keys shall be furnished by Landlord. Upon termination of the Lease, Tenant shall return all such keys to Landlord and shall provide the Landlord the combination of all locks on doors or vaults. No duplicates of keys shall be made by Tenant.

19.     Tenant will not locate furnishings or cabinets adjacent to mechanical or electrical access panels or over air conditioning outlets so as to prevent Landlord's personnel or contractors from servicing such units as routine or emergency service may require. Tenant shall pay the cost of moving such furnishings for Landlord's access. Tenant shall instruct all of its employees to refrain from any attempts to adjust thermostats. The lighting and air conditioning equipment of the Building shall be exclusively controlled by Landlord's personnel.

20.     No portion of the Building shall be used for the purpose of lodging rooms.

21.     Tenant shall obtain Landlord's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, for the installation of window shades, blinds, drapes or any other window treatment or object that may be visible from the exterior of the Building or affect the heating and cooling of the Building. Landlord will control all internal lighting that may be visible from the exterior of the Building and shall have the right to change, at Tenant's expense, any unapproved lighting following reasonable prior notice to Tenant.

Exhibit "C", Rules and Regulations – Page 2

22.     Provided Landlord maintains the building temperatures required by the Lease, no supplemental heating, air ventilation or air conditioning equipment, including space heaters and fans, shall be installed or used by Tenant without the prior written consent of Landlord.

23.     No smoking shall be permitted within the Premises or anywhere else within the Complex, other than those smoking areas designated by the Building manager.

24.     No unattended children shall be allowed within the Complex.

25.     Other than during Normal Business Hours, Building access shall be limited, with the result that access will require entry cards or keys and compliance with Landlord's registration procedures.

26.     In no event shall Tenant bring onto the Complex or permit its invitees, employees, contractors or agents to bring onto the Complex firearms, weapons, explosives or any other article of intrinsically dangerous nature irrespective of whether the person has a permit to carry such firearm, weapon or be in possession of such explosive.

27.     Tenant shall comply with all rules, regulations and measures adopted by Landlord from time to time in connection with the current Gold Level green/LEED program maintained by Landlord from time to time including, without limitation, requirements to adopt proven energy and carbon reduction measures and participate in waste recycling and management programs.

28.     Landlord reserves the right to rescind any of these Rules and Regulations and make such other and further reasonable Rules and Regulations as in its judgment shall from time to time be necessary or advisable for the operation of the Building or the Complex or for the maintenance of any third party certification of the Building or Complex under the current Gold Level green/LEED program undertaken or maintained by Landlord, providing that such Rules and Regulations are in writing and uniformly enforced against all other tenants of the Building. Such Rules and Regulations shall be binding upon Tenant upon delivery to Tenant of notice thereof in writing unless a reasonable additional period of time is necessary to comply.

29.     In the event of any inconsistency between these Rules and Regulations and the terms of this Lease, the terms of the Lease shall control.

Exhibit "C", Rules and Regulations – Page 3

EXHIBIT "D"

AGREEMENT REGARDING CONSTRUCTION OF TENANT IMPROVEMENTS

This Tenant Improvements Agreement (herein so called) describes and specifies the rights and obligations of Landlord and Tenant under the Lease to which this Exhibit "D" is attached, with respect to the design, construction and payment for the completion of the Tenant Improvements within the Premises. Performance of the Landlord’s Work shall occur after the Effective Date.

1.     Definitions. Any capitalized terms not defined in this Tenant Improvements Agreement shall have the meaning set forth in the Lease. Additionally, as used in this Tenant Improvements Agreement, the following terms (when delineated with initial capital letters) shall have the respective meaning indicated for each as follows:

“Approved Costs” means all costs reasonably incurred by Landlord in connection with (a) the construction and installation of the Tenant Improvements, and (b) any other measures taken by Landlord which may be reasonably required to accomplish the construction of the Tenant Improvements, including without limitation, Landlord's procurement of bonds, insurance, wiring and cabling costs and governmental permits. Landlord may charge Tenant a construction management fee in an amount equal to one and one half percent (1.5%) of the Improvement Allowance, if Tenant employs the Contractor to perform the Landlord’s Work or three percent (3%) if Landlord employs the Contractor to perform the Landlord’s Work, which construction management fee may be included in the Approved Costs and may be deducted from the Improvement Allowance and retained by Landlord when Landlord disburses the Improvement Allowance. An amount, not to exceed thirty percent (30%) or $7.50 per RSF of the Improvement Allowance may be included in Approved Costs for the payment of “soft costs’ associated with the Landlord’s Work including, without limitation, architect’s, engineering and space planning fees, construction management fees, MEP fees and moving costs. The allocation of the Improvement Allowance applied to relocation or moving costs shall not exceed $1.00 per RSF.

"Contractor" means the general contractor selected by Landlord to perform the Landlord’s Work after Landlord solicits bids from three licensed and qualified general contractors.

“Landlord Delay” means any delay caused primarily by Landlord’s failure to perform Landlord’s Work in accordance with the timeline on Exhibit “M” attached to this Lease, for reasons that are not attributable to (A) a Tenant Delay, (B) Force Majeure, (C) unavailability of materials that were timely ordered and paid for, or (D) delays attributable to the failure of governmental authorities to timely grant approvals, permits or carry out inspections necessary to start or perform the Landlord’s Work but only with respect to that part of Landlord’s Work that the government delay prohibits from starting and further only if such failure is not due to Landlord’s or Contractor’s delay, fault, act, or omission.

"Plans and Specifications" means the detailed construction documents for the Tenant Improvements referred to in paragraph 5 below.

"Space Plan" means the space plan to be prepared by the Architect in accordance with paragraph 4 below and approved by Landlord and Tenant, and showing the general configuration of the Tenant Improvements.

“Certificate of Occupancy” means a certificate of occupancy, governmental sign-off or other document, permit or approval (whether conditional, unconditional, temporary or permanent) which must be obtained by Landlord from the appropriate governmental authority as a condition to the lawful initial occupancy by Tenant of the Premises.

Exhibit "D" Agreement Regarding Construction of Tenant Improvements – Page 1

“Improvement Allowance” means $25.00 per square foot of Rentable Area or $1,478,800.00.

“Substantial Completion” means either (a) the date a Certificate of Occupancy (or all approvals required for the issuance thereof) is obtained for the Premises, or (b) if a Certificate of Occupancy is not required as a condition to Tenant’s lawful occupancy of the Premises, the date that the Tenant Improvements are substantially completed (subject to punch list items), as confirmed in writing by Architect.

“Tenant Improvements” means the initial improvements to the Premises that are more particularly described in the Plans and Specifications.

"Tenant Delay" means any delay caused by Tenant, including, without limitation, with respect to the Landlord's Work, Tenant's failure to timely review and approve after modifications to the Space Plan are discussed with Landlord, Tenant's failure to timely review and approve after modifications to the Plans and Specifications are discussed with Landlord and any delay from any revisions to the approved Plans and Specifications requested by Tenant. A Tenant Delay excuses Landlord's performance of any obligation related thereto for a period equal to (a) the duration of the act, occurrence or omission that constitutes the Tenant Delay, or (b) if longer, the reasonable period of delay actually caused by such Tenant Delay. For this purpose, “timely review” means seven (7) days to review the initial Space Plan, three (3) Business Days for the Space Plan, and five (5) Business Days to review the Plans and Specifications.

“Architect” means a licensed architect selected and engaged by Landlord.

“Landlord’s Work" means all materials and labor to be added to the existing improvements in the Premises in order to complete the installation of the Tenant Improvements within the Premises in accordance with the Plans and Specifications, including, without limitation, all air balancing and other mechanical adjustments to Building equipment serving the Premises. Tenant acknowledges and agrees that only Building Standard materials may be utilized in the performance of the Landlord’s Work unless otherwise approved by Landlord in writing, such approval not to be unreasonably withheld.

2.     Space Plan. Landlord will cause the Architect to develop and design a space plan for the Tenant Improvements and deliver such space plan to Tenant on or before February 13, 2012. The space plan must (a) be compatible with the base building (both aesthetically and mechanically, as reasonably determined by Landlord); (b) be adequate, in Landlord’s reasonable discretion, for the preparation of Plans and Specifications for the Tenant Improvements; (c) show, in reasonable detail, the design and appearance of the finishing materials to be used in connection with installing the Tenant Improvements; (d) contain such other detail or description as Landlord may reasonably deem necessary to adequately outline the scope of the Tenant Improvements; (e) conform to all applicable governing codes and ordinances; and (f) contain all information necessary for construction cost estimating. All space plan drawings must be not less than 1/8” scale. Without limiting those general requirements, the space plan must expressly specify and include (without limitation) all of the following: (1) wall types and heights and insulation, if needed; (2) door types and hardware groups; (3) door frame types; (4) ceiling heights; (5) ceiling materials; (6) floor covering materials and locations; (7) all wall finishes; (8) any appliances, special systems or equipment to be furnished as a part of the construction; (9) any mechanical requirements beyond that provided in the base building; (10) any fire protection requirements beyond that provided in the base building; (11) any plumbing requirements; (12) all power and data locations; (13) any power required other than building standard power distribution; (14) any power requirements for modular furniture; (15) any emergency power requirement; (16) any lighting requirements beyond that provided in the base building; (17) millwork elevations and details; (18) specific floor material selections and designations; (19) specific wall material selections and designations; (20) individual work space for 227 people; and (21) work necessary to comply with all applicable Disability Laws. The Space Plan must also include enlarged sketch layouts for any non-standard rooms, including reflected ceiling plans, and must state the approximate usable and rentable square footage of the Premises. The costs of the Space Plan shall be reimbursable from the Improvement Allowance.

Exhibit "D" Agreement Regarding Construction of Tenant Improvements – Page 2

3.     Plans and Specifications. After Landlord receives and approves the Space Plan as provided above, Landlord will cause Architect to prepare the Plans and Specifications for the Tenant Improvements. Tenant will approve or disapprove (specifically describing any reasons for disapproval) the Plans and Specifications in writing within five (5) Business Days after receiving them. If Tenant disapproves the Plans and Specifications, the Plans and Specifications will be revised. Landlord will resubmit such revised Plans and Specifications for approval (or disapproval) by Tenant within five (5) Business Days on the same basis as set forth above. After Tenant’s approval, Landlord will submit the Plans and Specifications for permits and construction bids. No deviation from the Building Standard will be permitted in the Space Plan or the Plans and Specifications. Landlord will not approve any deviations which Landlord believes (a) do not conform to applicable codes, ordinances, Disability Laws and other Laws or are disapproved by any governmental agency, (b) require services beyond the level normally provided to other tenants in the Building, or (c) are of a nature or quality that are inconsistent with Landlord's overall plan or objectives for the Building.

4.     Tenant Improvements. Landlord will engage the Contractor to construct, at Tenant’s sole cost and expense (subject to the Improvement Allowance), the Tenant Improvements. Tenant will be responsible for all direct and indirect costs of the design and construction of the Tenant Improvements. Such costs may include, without limitation, all costs of preparing the Space Plan, construction document preparation, design, Plans and Specifications, general conditions, labor, materials, and other construction costs, the fees (on an hourly basis) of Contractor’s project manager and site superintendent for the Tenant Improvements, and all costs incurred in connection with obtaining permits for the Tenant Improvements. If the contracts for the construction of the Tenant Improvements, when taking into account all Approved Costs, will exceed the Improvement Allowance, Tenant shall pay such excess in full before Landlord is obligated to fund any portion of the Improvement Allowance. For all purposes of ownership, including risk of loss thereto, the Tenant Improvements will immediately upon installation be and remain a part of the Building and the property of Landlord. Landlord’s Work shall be deemed to completed upon Substantial Completion.

5.     Funding of the Improvement Allowance. Landlord will cause the Tenant Improvements to be substantially completed by Contractor in accordance with the Plans and Specifications and will pay the costs thereof up to the amount of the Improvement Allowance. In no event will Landlord have any obligation to pay for any costs of the Tenant Improvements in excess of the Improvement Allowance or to perform any work in the Premises that is not expressly contemplated by this Lease. Tenant shall be solely responsible for any and all costs of constructing the Tenant Improvements in excess of the Improvement Allowance. If, upon final completion of the Tenant Improvements, the actual costs of constructing the Tenant Improvements are less than the Improvement Allowance, the remaining balance of the Improvement Allowance, not to exceed an amount equal to Base Rental for the first three months of the Lease Term, may be applied to the payment of Base Rental. Landlord shall not be required to make any advance of the Improvement Allowance after December 31, 2012.

6.     Changes to Plans and Specifications. Tenant will promptly notify Landlord if Tenant desires to make any changes to the Tenant Improvements after Tenant has approved the Plans and Specifications. If Landlord approves the revisions, Tenant may carry out the changes contemplated therein. If Landlord reasonably estimates that the change order will cause the cost of the Tenant Improvements to exceed the Improvement Allowance (or if the cost of the Tenant Improvements already exceeds the Improvement Allowance), Landlord may require Tenant to deposit such estimated additional cost with Landlord before the change order work is performed.

7.     Landlord’s Approval Rights. Landlord may withhold its approval of any Space Plan, Plans and Specifications, change orders, or other work requested by Tenant which Landlord reasonably determines may require work which: (a) exceeds or adversely affects the structural integrity of the Building; (b) adversely affects, or exceeds Tenant’s pro rata capacity of, any part of the heating, ventilating, air conditioning, plumbing, mechanical, electrical, communication or other systems of the Building; (c) will increase the cost of operation or maintenance of any of the systems of the Property; (d) does not conform to applicable building codes or is not approved by any governmental authority with jurisdiction over the Premises; (e) is not a building standard item or an item of equal or higher quality; (f) may detrimentally affect the uniform appearance of the Property; or (g) is reasonably disapproved by Landlord for any other reason.

8.     Tenant’s Representative. Tenant designates Raymond Boone [raymond.boone@dealertrack.com] as the representative of Tenant having authority to approve the Plans and Specifications, request or approve any change order, give and receive all notices, consents, approvals and directions regarding the Tenant Improvements, and to otherwise act for and bind Tenant in all matters relating to the Tenant Improvements. Tenant will have the right to change the Tenant Representative by giving notice of such successor Tenant Representative to Landlord at any time.

Exhibit "D" Agreement Regarding Construction of Tenant Improvements – Page 3

9.     Tenant Finish Work. Tenant may elect to have Landlord's electrical contractor who is performing the electrical work as part of the Landlord’s Work install computer network (Ethernet or similar) and telephone wiring at the time this electrical contractor is also running electrical power to outlets and workstations. If the Approved Costs are less than the Improvement Allowance, the cost for such work shall be paid from the Improvement Allowance. If there are not sufficient funds in the Improvement Allowance after the payment of all Approved Costs, Tenant shall be responsible for paying the difference. All finish work and decoration and other work desired by Tenant and not included within the Tenant Improvements as set forth in the approved Plans and Specifications (including specifically, without limitation, the design and installation of all computer systems, telephone systems, telecommunications systems, removable fixtures, furnishings, and equipment) will be designed, furnished and installed by Tenant at Tenant’s sole expense and will not be chargeable against the Improvement Allowance. Tenant will perform all such work in the same manner and following the same procedures as are provided in this Lease for Alterations. Landlord is under no obligation to inspect, or supervise any such work, and Landlord shall have no liability or responsibility whatsoever therefor.

10.     Liens and Claims. Tenant will keep the Property and the Complex free from any mechanics', materialmen's, designers' or other liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant or any person or entity claiming by, through or under Tenant; provided, that Landlord shall not permit any such liens to be placed upon Tenant’s leasehold estate as a result of Landlord’s failure to timely pay the Improvement Allowance in accordance with the terms of this Exhibit “D”. Tenant will upon request record and post notices of non-responsibility or such similar protective notices as Landlord may reasonably request. If any such liens are filed against Tenant or the Property or Tenant’s leasehold estate as a result of the failure to pay any amount that is Tenant’s responsibility and Tenant, within 45 days after such filing, does not release the same of record or provide Landlord with a bond or other surety satisfactory to Landlord protecting Landlord and the Property and the Complex against such liens, Landlord may, without waiving its rights and remedies based upon such breach by Tenant and without releasing Tenant from any obligation under the Lease, cause such liens to be released by any means Landlord deems proper, including, but not limited to, paying the claim giving rise to the lien or posting security to cause the discharge of the lien. In such event, Tenant will reimburse Landlord, as Rent, for all amounts Landlord pays (including, without limitation, reasonable attorneys' fees and costs). To the fullest extent allowable under the Laws, Tenant releases and will indemnify, protect, defend (with counsel reasonably acceptable to Landlord) and hold harmless the Landlord Related Parties and the Property and the Complex from and against any Claims in any manner relating to or arising out of the Tenant Improvements, any of the Landlord’s Work or any other work performed, materials furnished or obligations incurred by or for Tenant or any person or entity claiming by, through or under Tenant, but not for any Claims arising from Landlord’s Work or materials furnished and obligations incurred in connection with any Landlord’s Work to the extent such Claims are the result of Landlord’s failure to timely pay the Improvement Allowance in accordance with the terms of this Exhibit “D”.

11.     Landlord’s Time for Completion. Landlord will achieve Substantial Completion of the Landlord’s Work per the Timeline set forth in Exhibit M, subject to Force Majeure and Tenant Delays and any additional time that elapses until Substantial Completion will constitute Landlord Delays.

12. Tenant’s Right if Commencement Date Occurs After August 1, 2012. Landlord acknowledges that Tenant’s current lease for space located at 1755 Whittington Place, Dallas, TX 75234 will expire on July 31, 2012. Without limitation to Tenant’s other rights and remedies under this Lease, in the event Landlord Delays cause the Commencement Date to occur after August 1, 2012, Landlord will reimburse Tenant upon demand for the base rent incurred by Tenant as a holdover tenant under its existing lease in excess of the rent Tenant pays during the final month of the lease term for such space and other costs, expenses, or damages claimed by the landlord of such premises against Tenant by reason of the holdover tenancy through and including the Commencement Date.

Exhibit "D" Agreement Regarding Construction of Tenant Improvements – Page 4

EXHIBIT "E"

PARKING AGREEMENT

This Parking Agreement (herein so called) describes and specifies the rights and obligations of Landlord and Tenant under the Lease to which this Exhibit "E” is attached, with the respect to parking by Tenant in the Parking Garage.

1.     Definitions. Any capitalized terms not defined in this Parking Agreement shall have the meaning set forth in the Lease.

2.     Grant. Tenant shall have a non-exclusive right to 221 Parking Spaces (“Tenant’s Parking Spaces”) in or on top of the Parking Garage. Tenant shall have the right to designate, upon request and subject to availability, up to nine (9) of Tenant’s Parking Spaces as “Executive Reserved Spaces” in the Underground Parking Area (as defined in Section 1 of the Lease) and up to twenty-two (22) as “Reserved Spaces” in the Parking Garage. Any of Tenant’s Parking Spaces not allocated to Executive Reserved Spaces or Reserved Spaces shall be deemed to be unreserved Parking Spaces. Use of the Parking Areas shall be subject to such terms, conditions, and regulations as are, from time to time, promulgated by Landlord, including the rules and regulations set forth in Section 5 to this Parking Agreement. There will be no charge for the use of the unreserved Parking Spaces. A monthly charge of $75.00 plus applicable taxes per Parking Space shall be assessed for each of the Executive Reserved Spaces and a monthly charge of $35.00 plus applicable taxes per Parking Space shall apply to each Reserved Space in the Parking Garage (but such charge for Reserved Spaces shall not commence until the first day of the 13th Lease Month) and such assessments for all reserved Parking Spaces shall be charged irrespective of whether the reserved Parking Spaces are used. If Tenant elects not to use its full allotment of Executive Reserved Spaces and Reserved Spaces beginning on the Commencement Date and subsequently elects to use or more of its unused allotment, Tenant shall advise Landlord of its election and Landlord shall provide such Parking Spaces to Tenant as soon as such Parking Spaces become available. So long as less than 85% of the Rentable Area in the Building is leased, Landlord will make available to Tenant, upon Tenant’s written request, up to an additional forty (40) unreserved Parking Spaces the Parking Garage on a month-to-month basis for a charge of $10.00 plus applicable taxes per Parking Space per month.

3.     Unavailability of Spaces. In the event that all or a portion of the Spaces become unavailable to Tenant due to casualty damage, flooding, condemnation or repairs, Landlord shall use reasonable efforts to provide Tenant with reasonably satisfactory alternative parking arrangements until the use of such Spaces is restored. Notwithstanding anything contained herein to the contrary, Tenant shall have no right to terminate this Lease by reason of such loss of available parking unless the loss of parking reduces the number of Spaces available to Tenant by more than twenty-five percent (25%) for a period of three or more consecutive months and Landlord is unable to provide alternative parking within a reasonable walking distance proximity of the Building, in which event Tenant shall have the right to terminate the Lease prior to the date the Spaces or alternative parking or a combination thereof are provided. This provision is not applicable when the absence of parking is due to a casualty which is governed by Section 24 (Casualty Damage).

4.     Limitations of Liability. All motor vehicles shall be parked in the Spaces at the sole risk of Tenant, its employees, agents, invitees and licensees, it being expressly agreed and understood that Landlord has no duty to insure any of said motor vehicles (including the contents thereof), and that Landlord is not responsible for the protection and security of such vehicles (or the contents thereof). LANDLORD SHALL HAVE NO LIABILITY WHATSOEVER FOR ANY PROPERTY DAMAGE AND/OR PERSONAL INJURY WHICH MIGHT OCCUR IN THE PARKING AREAS OR AS A RESULT OF OR IN CONNECTION WITH THE PARKING OF MOTOR VEHICLES IN ANY OF THE SPACES OTHER THAN LIABILITY ARISING FROM LANDLORD’S NEGLIGENCE OR WILLFUL MISCONDUCT. TENANT HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD LANDLORD HARMLESS FROM AND AGAINST ANY AND ALL COSTS, CLAIMS, EXPENSES, DAMAGES AND/OR CAUSES OF ACTION WHICH LANDLORD MAY INCUR IN CONNECTION WITH OR ARISING OUT OF THE USE OF THE SPACES BY TENANT OR ITS EMPLOYEES, AGENTS, SUBTENANTS, LICENSEES AND VISITORS TO THE EXTENT NOT ATTRIBUTABLE TO LANDLORD’S NEGLIGENCE OR WILLFUL MISCONDUCT.

Exhibit "E", Parking Agreement – Page 1

5.     Rules and Regulations. Tenant and its employees, agents, subtenants, licensees and visitors shall follow the following rules and regulations for the Parking Areas, as the same may be amended or supplemented from time to time in accordance with the terms of Exhibit “C”:

(a)     Cars must be parked entirely within the stall lines painted on the ground or on the floor;

(b)     All directional signs and arrows must be observed;

(c)     The speed limit shall be five (5) miles per hour;

(d)     Parking is prohibited in areas not striped for parking, aisles, areas where “no parking” signs are posted, in cross-hatched areas and in such other areas as may be designated by Landlord or Landlord’s agent(s), including, but not limited to, areas designated as “Visitor Parking” or reserved spaces not rented under this Parking Agreement;

(e)     Every vehicle owner is required to park and lock his own car;

(f)     Spaces which are designated for small, intermediate or full-sized cars shall be so used; no intermediate or full-size cars shall be parked in parking spaces limited to compact cars; and

(g)     No vehicle may be stored in the Parking Areas (any vehicle remaining in the Parking Areas without interruption for five [5] Business Days is deemed to have been stored in the Parking Areas).

6.     Default. If an Event of Default by Tenant has occurred and is continuing and, as a result, Landlord has exercised its remedy to terminate the Lease, then Landlord shall be entitled to terminate Tenant’s right to utilize the Spaces as well.

7.     Limitation of Access. Landlord shall be entitled to utilize whatever access device Landlord deems necessary (including, but not limited to, the issuance of parking stickers or access cards), to assure that only authorized persons will use the Parking Areas.

8.     Parking. The Parking Areas are provided for the non-exclusive and common use of Landlord, all tenants of the Building, and their respective employees, agents, subtenants, licensees, visitors, guests and invitees. Utilization of the unreserved portions of the Parking Areas is therefore subject to availability (and Landlord shall have no obligation to provide a specific number of surface parking spaces to Tenant). In the event any person shall wrongfully park in any of the Parking Areas or in the event any personnel shall violate the rules and regulations set forth in Section 5 of this Parking Agreement, Landlord shall be entitled and is hereby authorized to place a wheel lock or other device restricting mobility upon such vehicle or have any such vehicle towed away, at the sole risk and expense of the vehicle owner.

Exhibit "E", Parking Agreement – Page 2

EXHIBIT “F”

CONFIDENTIALITY AGREEMENT

THIS CONFIDENTIALITY AGREEMENT (this "Agreement"), dated as of ____________, is entered into by Credit Solutions of America, a __________________________ ("Tenant"), and ___________________________________ ("Auditor"), for the benefit of ______________________________ ("Landlord").

W I T N E S S E T H   T H A T:

WHEREAS, in connection with that certain Lease (the "Lease") dated _________________, between Landlord and Tenant, Tenant has the right to hire an independent accounting firm to audit Landlord's books and records pertaining to Basic Operating Costs (as defined in the Lease); and

WHEREAS, it is expected that in connection with such audit, Tenant and Auditor will receive or have access to Confidential Information (defined below); and

WHEREAS, as a condition of Tenant's audit right, Landlord requires that Tenant and Auditor keep confidential the Confidential Information.

NOW, THEREFORE, in consideration of and as a condition of Tenant's audit right and in consideration of payment by Tenant for Auditor's services for performing the audit, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, Auditor and Tenant agree as follows, for the benefit of Landlord:

1.     Auditor and Tenant acknowledge that the information which Auditor and Tenant may receive in connection with such audit is non-public, confidential and/or proprietary information relating to Landlord, its business operations and the Complex, and that Landlord would be irreparably damaged if such information were disclosed to or utilized on behalf of any other person (including Auditor and Tenant), firm, corporation or any other tenant of the Complex for any reason other than Tenant's audit of Landlord. Auditor and Tenant agree that any information given to Auditor or Tenant by Landlord during the course of such audit is, and shall remain, property owned by Landlord, and neither Auditor nor Tenant shall have any right in or to such information, other than to use the information for the purposes set forth in the Lease.

2.     Auditor and Tenant agree to keep confidential, and agree to cause their employees, associates, agents and advisors to keep confidential, any information belonging to Landlord and any information not generally known to the public about the business and affairs of Landlord, including, without limitation, (a) all books, manuals, records, memoranda, projections, business plans, tenant lists, cost information, contractual relationships, and (b) other information, whether computerized, written or oral, relating specifically or generally to Basic Operating Costs, the Complex and the business operations of Landlord (the "Confidential Information").

3.     Auditor and Tenant each hereby represent and warrant that its internal policies, procedures and practices are adequate to safeguard against any breach of this Agreement by it or its employees, associates, agents and advisors, and Auditor and Tenant each agree to maintain such internal policies, procedures and practices as are necessary to adequately safeguard against a breach of this Agreement.

4.     The phrase "to keep confidential," as used herein, means that the information or document, including the content, substance or effect of such information or document, (a) shall not be disclosed or distributed by Auditor or Tenant to any other person, firm, organization or entity, including to any associate, agent, advisor or affiliate of Auditor or Tenant not directly involved in the audit, or to any other tenant of the Complex, (b) shall not be utilized by either Auditor or Tenant for any purpose other than as described in the Lease.

Exhibit "F", Form of Confidentiality Agreement – Page 1

5.     Notwithstanding anything to the contrary set forth herein, in the event that Auditor or Tenant is required to do so in legal, arbitration, governmental or regulatory proceedings, Auditor or Tenant may disclose only that portion of the Confidential Information which its counsel advises in writing that it is legally compelled to disclose and will exercise its best efforts to obtain assurances that confidential treatment will be accorded such Confidential Information even after such disclosure.

6.     Auditor and Tenant acknowledge that the subject matter of this Agreement is unique and that no adequate remedy at law would be available for breach of the obligations specified herein. Accordingly, in the event of a breach or threatened breach by Auditor or Tenant of the provisions of this Agreement, Landlord shall, in addition to any other rights and remedies available to it, at law or in equity, be entitled to injunctive relief by a court or agency of competent jurisdiction enjoining and restraining the violating party from committing or continuing any violation of this Agreement.

7.     Any waiver by Landlord of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or of any other provision hereof.

8.     In case any one or more of the provisions or parts of a provision contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement; and this Agreement shall, to the fullest extent possible, be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provision or part shall be reformed so that it would be valid, legal and enforceable to the maximum extent possible.

9.     This Agreement shall be binding upon Tenant, Auditor and their successors and assigns for the benefit of Landlord, and shall be fully enforceable by Landlord against Tenant, Auditor and their successors and assigns.

10.     This Agreement may be amended or modified in whole or in part, only by an instrument in writing signed by Landlord, Tenant and Auditor.

11.     This Agreement shall be construed in accordance with and governed for all purposes by the Laws of the State of ________________, without regard to conflicts of law principles. Venue for any action arising herefrom shall be in _____________ County, ___________, and the parties hereto submit themselves to the jurisdiction of the state and federal courts of ____________ County, __________.

IN WITNESS WHEREOF, Tenant and Auditor have duly executed this Agreement as of the date first above written.

TENANT:	__________________________ By: ____________________________________ Name: _________________________________ Title: ___________________________________

AUDITOR:	_______________________________________ ,a
_______________________________________
By: ____________________________________
Name: _________________________________
Title: ___________________________________

Exhibit "F", Form of Confidentiality Agreement – Page 2

EXHIBIT "G"

RENEWAL OPTION

So long as no Event of Default exists and Tenant is occupying the entire Premises at the time of such election, Tenant may renew this Lease for two additional periods of five years each on the same terms provided in this Lease (except as set forth below), by delivering written notice of the exercise thereof to Landlord not earlier than eighteen (18) months and not later than twelve (12) months before the expiration of the Lease Term. On or before the commencement date of the extended Lease Term in question, Landlord and Tenant shall execute an amendment to this Lease extending the Lease Term on the same terms provided in this Lease, except as follows:

(1)     The Base Rental payable for each month during each such extended Lease Term shall be the prevailing rental rate (the "Market Rate"), at the commencement of such extended Lease Term, for space of equivalent quality, size, utility and location, with the length of the extended Lease Term and the credit standing of Tenant to be taken into account. The Market Rate shall include all standard lease components then being offered to renewing tenants in such submarket, including, but not limited to, rental rate, expenses, concessions, escalations, tenant improvements, and rent abatement. Within ten (10) days after receipt of written notice of Tenant’s exercise of its renewal option, Landlord shall give to Tenant a written determination of its good faith estimate of the Market Rate for renewals. Tenant shall have fifteen (15) Business Days in which to give written notice to Landlord that Tenant (a) disagrees with Landlord's proposed Market Rate, (b) accepts Landlord's proposed Market Rate, or (c) elects to withdraw its exercise of the Renewal Option and the Renewal Option will be void and the Lease shall expire at the end of the original Lease term. If Tenant disagrees with Landlord’s proposed Market Rate then Landlord and Tenant shall endeavor in good faith to agree upon the Market Rate within the next fifteen (15) Business Days. If Landlord and Tenant are unable to agree upon the Market Rate within such 15-Business Day period, then Tenant, by written notice to Landlord prior to the expiration of such 15-Business Day period, may, as its sole and exclusive remedy, terminate this Lease as of end of the initial Lease Term or elect to have the Market Rate determined in accordance with paragraph (2) below. If Tenant fails to notify Landlord in writing of its election to have Market Rate determined in accordance with paragraph (2) below or terminate this Lease prior to the expiration of such 15-Business Day period, Tenant shall be deemed to have elected to terminate this Lease as of the end of the Term or the first five year renewal term, whichever is applicable.

(2)     If Tenant disputes Landlord's determination of the Market Rate for an extension of the Lease Term, Tenant will deliver notice of such dispute, together with Tenant's proposed Market Rate, to Landlord within five days of Tenant's receipt of Landlord's determination. The parties will then attempt in good faith to agree upon the Market Rate. If the parties fail to agree within fifteen (15) Business Days, then either party shall be entitled to give notice to the other electing to have the Market Rate selected by an appraiser as provided in this section. Upon delivery and receipt of such notice, the parties will within seven days thereafter mutually appoint a neutral appraiser who will select (in the manner set forth below) the Market Rate (the “Deciding Appraiser”). The Deciding Appraiser must have at least five years of full-time commercial appraisal experience with projects comparable to the Complex and be a member of the American Institute of Real Estate Appraisers or a similar appraisal association and not be employed by Landlord or Tenant on this or other projects for a period of one year before or after this Market Rate determination, or 10 years commercial real estate experience as a broker and have the designations of CCIM (Certified Commercial Investment Member) or SIOR (Society of Industrial & Office Realtors) and not be employed by Landlord or Tenant on this or other projects for a period of one year before or after this Market Rate determination. The Deciding Appraiser may not have any material financial or business interest in common with either of the parties. If Landlord and Tenant are not able to agree upon a Deciding Appraiser within such seven days, each party will within five days thereafter separately select a neutral appraiser meeting the criteria set forth above, which two neutral appraisers will, within seven days of their selection, mutually appoint a third neutral appraiser meeting the criteria set forth above (and who also does not have any material financial or business interest in common with either of the two selecting appraisers) to be the Deciding Appraiser. Within seven days of the appointment (by either method) of the Deciding Appraiser, Landlord and Tenant will submit to the Deciding Appraiser their respective determinations of

Exhibit "G", Renewal Option – Page 1

Fair Market Basic Rent and any related information. Within 21 days of such appointment of the Deciding Appraiser and receipt by the Deciding Appraiser of all data that he or she reasonably requests, the Deciding Appraiser will review each party’s submittal (and such other information as the Deciding Appraiser deems necessary) and will select, in total and without modification, the submittal presented by either Landlord or Tenant as the Market Rate; provided, however, that in no event will Market Rate for an extension of the Lease Term be less than the Base Rental (exclusive of temporary abatements) payable by Tenant immediately prior to commencement of the applicable extension period. Any determination of Market Rate made by the Deciding Appraiser in violation of the provisions of this section shall be beyond the scope of authority of the Deciding Appraiser and shall be null and void. Otherwise, the determination of the Deciding Appraiser will be final and subject to challenge only for manifest disregard of the submitted materials. If the determination of Market Rate is made by a Deciding Appraiser, Landlord and Tenant will each pay, directly to the Deciding Appraiser, one-half (½) of all fees, costs and expenses of the Deciding Appraiser. Landlord and Tenant will each separately pay all costs, fees and expenses of their respective additional appraiser (if any) used to determine the Deciding Appraiser.

[3]     Tenant shall have no further renewal options unless expressly granted by Landlord in writing.

Tenant's rights under this Exhibit "G" shall terminate if (i) the Lease or Tenant's right to possession of the Premises is terminated, (ii) Tenant assigns any of its interest in the Lease or sublets more than ten percent (10%) of the Rentable Area of the Premises, or (iii) Tenant fails to timely exercise its option under this Exhibit "G", time being of the essence with respect to Tenant's exercise thereof.

Exhibit "G", Renewal Option – Page 2

EXHIBIT "H"

RIGHT OF FIRST REFUSAL

Tenant shall have a right of first refusal to lease any of the Rentable Area on the 5th floor of the Building that is not otherwise leased to Tenant or another third party tenant, or has been identified as “Option Space” in any Tenant Expansion Notice (a "ROFR Area") that becomes available for lease after the Commencement Date subject to and condition upon the strict compliance with the following terms, qualifications and conditions:

A.     The following capitalized terms, when used in this Exhibit “H” shall have the meaning given such terms below:

“Available Option Space” means the Rentable Area on the 5th floor of the Building that is subject to the Expansion Option at a particular point in time, as more particularly described in Exhibit “I” attached hereto.

“Expansion Option” means the right and option to expand the Premises as defined in Exhibit “I” attached hereto.

“Option Period” means the term of the Expansion Option granted in Exhibit “I” attached hereto.

“Targeted Space” means the Rentable Area in the Building that is the subject of an offer to lease identified in an Offer Notice and includes a portion of the ROFR Area.

B.     If Landlord receives any bona fide written offer to lease Targeted Space that Landlord desires to accept or otherwise reaches agreement on the terms of a lease for the Targeted Space, Landlord shall notify Tenant in writing of such offer and the terms thereof (each an "Offer Notice") and set forth the applicable terms of the offer in the Offer Notice.

C.     If Landlord gives Tenant an Offer Notice, Tenant shall notify Landlord in writing whether Tenant elects to lease the ROFR Space on the Applicable Terms (as defined below) within seven (7) Business Days after Landlord delivers to Tenant the applicable Offer Notice; provided, however,

(a)     if Tenant receives an Offer Notice during the Option Period relating to Targeted Space that only includes Available Option Space on the 5th floor of the Building, Tenant shall have the right to either (i) elect to lease the Targeted Space on the terms in the Offer Notice or (ii) lease all of the Targeted Space on the same terms that would apply if all of the Targeted Space was Available Option Space. If Tenant elects to lease the Targeted Space on the terms in the Offer Notice, the provisions of this Exhibit “H” will govern the lease and if Tenant elects to lease the Targeted Space as Available Option Space, Exhibit “I” shall govern the terms of the lease; and

(b)     if Tenant receives an Offer Notice during the Option Period relating to Targeted Space that includes Available Option Space on the 5th floor of the Building and other space in the Building, Tenant shall only have the right to elect to lease the Targeted Space on the terms in the Offer Notice, Exhibit “I” will govern the terms of the lease covering the Available Option Space and this Exhibit “H” will govern the lease of the remaining space that is not Available Option Space. Notwithstanding the foregoing, if Tenant declines to lease the Targeted Space because it is unwilling to lease all of the Available Option Space in the Offer Notice, Landlord agrees to offer to Tenant the nearest full floor, if any, that is available for lease in the Building on the date Tenant declines to lease such Targeted Space (an “Alternative Floor”), on the same terms that were contained in the Offer Notice that Tenant declined. If Landlord offers to lease to Tenant an Alternative Floor and Tenant declines to lease such Alternative Floor or if there is no Alternative Floor available on the date Tenant declines to lease the Targeted Space, Landlord shall not be obligated to make any additional offers of space to Tenant under this Right of First Refusal.

(c)     If Tenant elects to lease any space on the 5th floor of the Building pursuant to clauses (a) or (b) above on the terms that are applicable to Available Option Space on Exhibit “I” hereto, the Rent payable by Tenant for such space for the remaining Lease Term shall be governed by Exhibit “I” and the Rent payable by Tenant for such space for the term of the lease that extends beyond the remaining Lease Term shall be the Rent that would be payable by Tenant if Tenant had leased the space that is set forth in the Offer Notice.

Exhibit "H", Right of First Refusal – Page 1

(d)     If Landlord delivers to Tenant an Offer Notice after the second anniversary date of the Commencement Date, the Early Termination Right set forth in Exhibit “K” hereto shall automatically terminate unless (i) such Offer Notice contains an early termination right that is substantially the same as the Early Termination Right on Exhibit “K” hereto, and (ii) Tenant leases any space on the 5th floor of the Building pursuant to such Offer Notice.  Nothing in this subparagraph (e) is intended negate the provisions in Exhibit "I" regarding the Early Termination Right.

(e)     If Tenant timely elects to lease the Targeted Space pursuant to an Offer Notice, then Landlord and Tenant shall execute an amendment to this Lease, effective as of the date such Targeted Space is to be included in the Premises, on the terms provided herein. If Landlord and Tenant cannot agree on the terms of the amendment within fifteen (15) Business Days after Landlord delivers to Tenant the first draft of the amendment, Tenant, at any time after such fifteen (15) Business Day period and prior to the execution of the amendment, shall have a right to withdraw its election to lease the Targeted Space. If Tenant fails to timely exercise its right hereunder, then such right shall lapse as to the Targeted Space covered by the applicable Offer Notice, time being of the essence with respect to the exercise thereof, and Landlord may lease the Targeted Space to the third party submitting the applicable offer on the terms set forth in the applicable Offer Notice. If Landlord fails to lease such Targeted Space to such third party on terms that are substantially identical to the terms contained in the Offer Notice within one hundred eighty (180) days after Tenant's receipt of the applicable Offer Notice, Landlord may not lease the such space to such third party or another third party without first complying with the requirements of this Exhibit "H”; provided, however, if Landlord is still in negotiations with the third party upon the expiration of such 180-day period, such 180-day period shall be extended until the earlier of (i) Landlord either terminates such lease negotiations or executes a lease with such third party, or (ii) 30 days after the expiration of the initial 180-day period.

C.     If the Targeted Space identified in the Offer Notice includes any space in the Building in addition to space on an ROFR Floor, Tenant must elect to lease the entire Targeted Space and not just the space on the ROFR Floor. If the space identified in the Offer Notice is less than all of the space in the ROFR Area, Tenant must elect to lease only the space identified in the Offer Notice.

D.     The Right of First Refusal in this Exhibit “H” applies to each offer Landlord makes to or receives from a prospective new third party tenant relating to the ROFR Area which Landlord desires to accept or to any proposal made by Landlord to a prospective new third party tenant which such tenant desires to accept.

E.     If Tenant declines to lease Targeted Space following receipt of an Offer Notice and Landlord subsequently discounts the rent (including, but not limited to, by offering free rental periods or other quantifiable amenities) to the prospective new tenant whose offer was the subject of the Offer Notice by more than 10% from the rent identified in the Offer Notice, then Landlord may not lease the Targeted Space to such new tenant without first complying with the requirements of this Exhibit “H”.

Exhibit "H", Right of First Refusal – Page 2

EXHIBIT “I”

EXPANSION OPTION

1.     If no uncured Event of Default exists, commencing on the Commencement Date and ending on the fourth anniversary date of the Commencement Date (the “Option Period”), Tenant shall have the option (the “Expansion Option”) to expand the Premises to (i) include any Available Option Space on the 5th floor of the Building that contains at least 8,000 square feet of Rentable Area so long as the remaining Rentable Area on the 5th floor of the Building is Leasable. Tenant must exercise each Expansion Option by giving Landlord written notice thereof (“Tenant’s Expansion Notice”) no later than the last Business Day of the Option Period (the "Exercise Deadline Date"). Any Available Option Space that is identified by Tenant in a Tenant’s Expansion Notice given to Landlord prior to the Exercise Deadline Date that otherwise complies with the requirements of this Exhibit “I” is referred to as an “Option Space”. The Expansion Option shall terminate and be of no further force or effect on the last day of the Option Period. The term “Leasable” means Rentable Area on the 5th floor of the Building that is of a size, location and configuration that Landlord determines in the exercise of its commercially reasonable judgment can be marketed for lease to commercial tenants. The term “Available Option Space” means all of the Rentable Area on a floor other than Rentable Area on such floor that Tenant declined to lease after receiving an Offer Notice (as defined in Exhibit “H” hereto).

2.     Tenant shall not have the right to exercise the Expansion Option as to any Rentable Area on the 5th floor of the Building that Tenant has declined to lease after receiving an Offer Notice under the Right of First Refusal set forth on Exhibit “H” hereto and such Rentable Area cannot thereafter become Option Space pursuant to this Exhibit “I” unless Landlord has not leased such Rentable Area at the time Landlord receives Tenant’s Expansion Notice.

3.     If Tenant timely elects to lease an Option Space, the Lease shall be amended to include the Option Space in the Premises upon the same terms and conditions as the Lease, except as set forth otherwise in this Exhibit, and Landlord shall tender possession of the Option Space to Tenant promptly after Tenant's delivery of Tenant's Expansion Notice.

4.     If Tenant exercises the Expansion Option, Base Rental shall be the same as the monthly Base Rental then in effect for the existing Premises calculated based on the number of square feet of Rentable Area contained in the Option Space and adjusted periodically at the same time and in the same amount per square foot of Rentable Area as the initial Premises. The payment of Base Rental for the Option Space shall commence ninety (90) days after Landlord tenders possession of the Option Space to Tenant or, if Landlord performs the tenant improvements in the Option Space, upon Substantial Completion of such tenant improvements. Tenant shall not be entitled to any “free rent” with respect to the Option Space and the Tenant Allowance for the Option Space shall be an amount equal to $25.00 per square foot of Rentable Area in the Option Space multiplied by a fraction having as its numerator the number of calendar months remaining in the initial Lease Term and as its denominator 130.

5.     If Tenant exercises the Expansion Option as to any Option Space after the second anniversary date of the Commencement Date, the Early Termination Right set forth in Exhibit “K” hereto shall automatically terminate and be of no further force or effect.

6.     Tenant shall be entitled to 3.5 additional unreserved Parking Spaces for every 1000 rentable square feet in the Option Space. Tenant’s parking rental and parking rights for such additional parking spaces shall be as set forth in Exhibit “E”.

7.     Landlord shall not be liable for the failure to give possession of the Option Space by reason of the holding over or retention of possession thereof by any tenant, tenants, or occupants, but in such event Landlord shall use due diligence to deliver the Option Space to Tenant as soon as possible and the Exercise Deadline Date shall be extended by the number of days in the period commencing on the Exercise Deadline Date and ending on the date such holding over or retention of possession ceases.

8.     [Intentionally deleted]

Exhibit "I-1", Broker’s Agreement – Page 1

9.     Any assignment or subletting by Tenant of this Lease (other than to a Permitted Transferee or a transferee of a Transfer consented to by Landlord without the condition that such Transfer would cause Tenant's Expansion Option to terminate), or any termination of this Lease or termination of Tenant's right to possess the Premises, shall terminate the Expansion Option.

10.     Landlord and Tenant acknowledge that Corporate Realty Consultants, Tenant’s broker, shall be entitled to receive a lease commission from Landlord in the amount of 5.0% of the annual base rent as defined in the Commission Agreement with respect to the Expansion Option. The Commission Agreement is attached as Exhibit “I-1”. Tenant acknowledges that Landlord will pay only one commission associated with the exercise of the expansion rights in this Exhibit “I”. If Tenant retains a different broker to represent it in connection with an expansion, Tenant will be responsible for paying all amounts owed such new broker and Landlord shall have no obligation or liability with respect to such new broker.

Exhibit "I-1", Broker’s Agreement – Page 2

EXHIBIT "I-1"

December 23, 2011

Donald C. Catalano, SIOR, CCIM, MCR

President

Corporate Realty Consultants (Broker)

58 Vanderbilt Motor Parkway

Commack, NY 11725

RE:     Commission Agreement for DealerTrack Holdings, Inc.

At the Galleria North Tower I

Dear Don:

Thank you for your inquiry regarding your registration at Galleria North Tower I. FSP Galleria North Limited Partnership, ("Landlord'') accepts your registration as the Broker, subject to DealerTrack Holdings, Inc. (“Tenant”) designating Corporate Realty Consultants (“Broker”) to act exclusively in its behalf, as outlined in the REGISTRATION paragraph below. If a lease is executed, a commission will be paid to you as the Broker per this agreement (“Agreement”) as follows:

DEFINED TERMS
Agreement	This agreement
Premises:	Galleria North Tower I, Dallas, Texas
Broker:	iOptimizeRealty, Inc. d/b/a Corporate Realty Consultants ®
Leasing Agent	Cassidy Turley
Lease:	The lease agreement between the Landlord and the Tenant
Tenant	DealerTrack Holdings,Inc. and/or and of there affiliates or subsidiaries
Landlord:	FSP Galleria North Limited Partnership
Primary Term:	Months 1 through 130 of the Lease
Primary Lease Commission:	Five percent (5%) of the Annual Base Rent see Exhibit A - Sample Commission Calculation
Expansion Commission:	Five percent (5%) of the Annual Base Rent

Commission Agreement: Galleria North Tower 1 Broker Initials DCC , Landlord Initials: JD
Page 1 of 6	12/23/11

Exhibit "I-1", Broker’s Agreement – Page 3

DEFINED TERMS
Renewal Commission:	Four and one half percent(4.5%) of the Annual Base Rent
Annual Base Rent:	Annual Base Rent, as defined in the Lease, shall be the minimum rental to be Paid by Tenant inclusive of any operating expenses and taxes and any rental bumps as defined in the lease, but shall exclude or deduct, without limitation, the following items:

	1.	Annual Base Rent abated:

	2.	Additional rent or escalations to be paid by Tenant for increases in operating expenses and taxes above the operating expense and tax stop or base year;

	3.	Payments made by Tenant for utilities/electricity above Base Rent (utilities/electricity paid as a component of the Base Rent will not be excluded);

	4.	Rental credited to Tenant by reason of lease “pick-up” or take-overs;

	5.	Parking rent to be paid by Tenant;

	6.	Amortization of or lump sum payments for leasehold improvements above the allowance, as per the Lease;

	7.	Cancellation or penalty payments for Lease termination rights;

	8.	Rentals payable as a result of a holdover, or upon continuation of a tenancy on a day-to-day, week to week, or month to month basis, unless such additional term is documented under a lease amendment, and Broker is the designated broker of Prospect as defined under this agreement

1.	TEXAS BROKER:

Broker represents that he is a duly licensed, Texas Real Estate Broker.

2.	EXCLUSIVE REPRESENTATION

Broker hereby represents that Prospect has engaged Broker as its exclusive leasing representative for the Tenant and Landlord hereby represents that Broker has introduce the Tenant to the Landlord through the Landlord's Leasing Agent.

3.	EXPIRATION OF AGREEMENT:

If a lease is not fully executed by March 30, 2012, then this Registration shall expire and this Commission Agreement shall expire.

Commission Agreement: Galleria North Tower 1 Broker Initials DCC , Landlord Initials: JD
Page 2 of 6	12/23/11

Exhibit "I-1", Broker’s Agreement – Page 4

4.	COMMISSION

If a Lease is executed by Landlord and Tenant, then the Broker will receive a cash commission equal to the Primary Lease Commission.

5.	TIME OF PAYMENT

Fifty percent (50%) of the commission shall be paid to Broker within 30 days of the unconditional delivery of the following:

I.	Commission statement and Invoice;

II.	Fully executed Lease

The balance of said commission shall be paid within 30 days of: (i) Lease commencement and (ii) occupancy by Tenant of the leased Premises, unless Tenant is in monetary breach of the Lease in excess of one month's rent, in which case the balance of said commission shall not be paid until such breach is fully and completely cured.

6.	LEASE CANCELLATION CLAUSE

If the lease contains a cancellation option in which the Tenant has to pay a lease cancellation fee, as defined In the lease for the right to cancel the lease, then the Broker shall be paid Its full commission, according to paragraph 4, on the entire lease term as if there was no cancellation option.

7.	LANDLORD DEFAULT

If LANDLORD defaults on this agreement, LANDLORD agrees to reimburse BROKER for any reasonable attorney's fees BROKER has expended in the collection of its commission.

8.	SUCCESSORS. HEIRS, ASSIGNS

If Landlord sells or otherwise conveys the Building and assigns the Lease, Landlord agrees to provide a copy of this Agreement to the purchaser or assignee thereof. Notwithstanding the above, with respect to the Commission for the primary term of the Lease the Landlord shall remain liable hereunder. Only if the Landlord inserts language Into the Lease identifying the Broker as the broker exclusively representing the Tenant for the initial Lease and any Expansions during the Primary Term of the Lease and that such language specifies that the Broker shall be paid in accordance with this Agreement then this Landlord shall be released upon any such conveyance from all liability for all future payments of commissions, which thereafter become due under this Agreement, though the future owner of Premises shall remain liable, in accordance with this Agreement and the Lease.

Commission Agreement: Galleria North Tower 1 Broker Initials DCC , Landlord Initials: JD
Page 3 of 6	12/23/11

Exhibit "I-1", Broker’s Agreement – Page 5

9.	BROKER'S RIGHT TO OBTAIN A LIEN

If Texas Law permits, then Broker has the right to claim a lien in accordance with Texas Property Code - Section 62.021.

10.	CONFIDENTIALITY

Except as required by law or legal process, Broker shall keep strictly confidential the lease terms, whether oral or written form, furnished by Landlord or Landlord's Leasing Agent, or otherwise acquired by Broker. Broker shall not publish or cause to be published any marketing materials or other communications which connect Broker or its logo to Landlord, Landlord's Leasing Agent or Galleria North Tower I unless such materials or communication have been approved in writing by Landlord, in Landlord's sole discretion, in advance of publication. The obligations of Broker under this clause shall survive the expiration of this Agreement

11.	PAYMENT OF COMMISSIONS ON RENEWALS OR EXPANSIONS

Additional commissions shall be payable to Broker in connection with a renewal of the lease term and/or leasing of additional space (expansion), ("Lease Event”) in accordance with the terms hereof, even if the terms of this LEASE EVENT do not exactly conform to any option In the lease, in such occurrence, the commission shall be calculated on actual terms of the LEASE EVENT. If an additional commission is earned as herein provided the commission structure shall be as follows:

a)	Renewals: A Renewal Commission based on the Annual Bate Rent payable to Landlord during the renewal term, if Tenant exercises a renewal option; payable consistent with the terms of the TIME OF PAYMENT provision of the Agreement If not during an option period Landlord will provide a Fair Market Value ("FMV") for the commissionable event.

b)	Expansions: A Expansion Commission based on the Annual Base Rent payable to Owner during the primary term or option term with respect of the additional space leased; payable consistent with the terms of the TIME OF PAYMENT provision of the Agreement.

Commission Agreement: Galleria North Tower 1 Broker Initials DCC , Landlord Initials: JD
Page 4 of 6	12/23/11

Exhibit "I-1", Broker’s Agreement – Page 6

12.	CONDITIONS PRECEDENT TO PAYMENT OF ADDITIONAL COMMISSIONS FOR RENEWALS

If the term of the lease is renewed or extended in accordance with the terms of the Lease, landlord agrees to pay Broker a commission in accordance with Section 1 above; however, such commission shall be due and payable only if (i) Broker, acting as Tenants exclusive agent, participates in the effort to accomplish the renewal, extension, new lease (ii) Tenant has not appointed another broker as its representative.

13.	LIMITATION ON TOTAL COMMISSION

Notwithstanding anything herein or in the Agreement to the contrary, no commission shall be due as to the portion of any lease term that exceeds twenty (20) years from the commencement of the primary term.

14.	JURY TRIAL

In the event of any dispute between LANDLORD and BROKER, the parties agree to resolve that dispute in arbitration pursuit to the rule of the American Arbitration Association.

ACKNOWLEDGED & ACCEPTED:

LANDLORD:

FSP GALLERIA NORTH LIMITED PARTNERSHIP, a Texas limited partnership

By:      FSP Property Management LLC. its asset manager

Signature:	/s/ John F. Donahue
Name:	John F. Donahue Date: 12/23/11
Title:	Vice President

BROKER:

Corporate Realty Consultants

By:       Corporate Realty Consultants ®

Signature:	/s/ Donald C. Catalano
Name:	Donald C. Catalano Date: 12/27/11
Title:	President
Federal ID:	11-3065809 Broker ID: 562719

Commission Agreement: Galleria North Tower 1 Broker Initials DCC , Landlord Initials: JD
Page 5 of 6	12/23/11

Exhibit "I-1", Broker’s Agreement – Page 7

Exhibit A – A Sample Commission Calculation

Lease Terms:
Square Footage:	47,939
Starting Rent:	$19.50
Rent Bump	$1.20

	Rent PSF	Months in Period	Rent for Period

Period 1	$0.00	7	$0

Period 2	$19.50	28	$2,181,225

Period 3	$20.70	28	$2,315,454

Period 4	$21.90	28	$2,449,683

Period 5	$0.00	3	$0

Period 6	$23.10	24	$2,214,782

Period 7	$24.30	12	$1,164,918
Totals:		130	$10,326,061
Corporate Realty Consultant’s Commission @ 5%:			$516,303

Commission Agreement: Galleria North Tower 1 Broker Initials DCC , Landlord Initials: JD
Page 6 of 6	12/23/11

Exhibit "I-1", Broker’s Agreement – Page 8

EXHIBIT “J”

COMMENCEMENT DATE MEMORANDUM

THIS MEMORANDUM is made and entered into as of [_______________, 20___] by and between [______________] (Landlord) and [____________________] (Tenant).

RECITALS:

1. Landlord and Tenant are party to a certain Office Lease Agreement dated as of [________, ____] (Lease), relating to certain premises (Premises) located in the building commonly known as [__________________,] located at [______________________________] (Building).

2. Landlord and Tenant desire to confirm the Commencement Date (as such term is defined in the Lease) and the date the [initial] Term of the Lease expires [and the notice date(s) and expiration date(s) of any renewal Term(s) provided to Tenant under the Lease].

ACKNOWLEDGMENTS:

Pursuant to Section 3(b) of the Lease and in consideration of the facts set forth in the Recitals, Landlord and Tenant acknowledge and agree as follows:

1.	All capitalized terms not otherwise defined in this Memorandum have the meanings ascribed to them in the Lease.
2.	The Commencement Date under the Lease is [___________].
3.	Tenant confirms Landlord has delivered possession of the Premises to Tenant and Tenant has accepted the Premises.
4.	The [initial] Term of the Lease expires on [_____________], unless the Lease is sooner terminated in accordance with the terms and conditions of the Lease.
5.	Tenant must exercise its right to the renewal Term, if at all, by notifying Landlord no later than ___________________, subject to the conditions and limitations set forth in the Lease.]
6.	The ____ renewal Term expires on _________________.]

Landlord and Tenant each caused this Memorandum to be executed by its duly authorized representative as of the day and date written above. This Memorandum may be executed in counterparts, each of which is an original and all of which constitute one instrument.

LANDLORD:

[_________________________________]

By: ______________________________

Name: ___________________________

Its: ______________________________

TENANT:

[_________________________________]

By: _____________________________

Name: ___________________________

Its: _____________________

EXHIBIT "J", COMMENCEMENT DATE MEMORANDUM – Page 1

EXHIBIT “K”

EARLY TERMINATION RIGHT

Tenant may terminate this Lease as of the last day of the 91st Lease Month of the Term (the “Early Termination Date”) subject to and in accordance with the provisions of this Exhibit “K”. To exercise such early termination right, Tenant must (a) deliver written notice to Landlord that Tenant desires to terminate this Lease as of the Early Termination Date no later than the last day of the 79th Lease Month and (b) pay Landlord a termination fee equal to $861,308 concurrently with delivery of such notice. Tenant is not entitled to early termination if any Event of Default exists either when Tenant delivers the exercise notice to Landlord or upon the Early Termination Date or if Tenant has assigned or sublet any interest in this Lease or the Premises. Time is of the essence with respect to the delivery of the written notice to Landlord of Tenant’s desire to terminate and the payment of the termination fee. If Tenant has delivered notice and paid the termination fee but thereafter the termination becomes ineffective, Landlord shall have the right to either (i) reaffirm the termination and keep the termination fee, or (ii) shall repay the termination to Tenant with interest calculated and compounded daily at the highest Prime Rate listed in the Wall Street Journal, Eastern Edition, from the date of Tenant’s payment of the termination fee to the date of Landlord’s repayment. Such repayment is due not later than what would have been the effective date of termination under Tenant’s notice.

If Tenant leases any space on the 5th floor pursuant to the Expansion Option, the amount of the termination fee shall be increased by an amount equal to $14.56 per square foot of Rentable Area contained in the Option Space.

Exhibit "K" Early Termination Right - Page 1

EXHIBIT L

GALLERIA NORTH
Janitorial Schedule of Services as of 1/24/2012

PRIVATE AND OPEN OFFICE AREAS (TENANT)		Frequency of Service
		Daily	2X/Week	Weekly	Monthly	Quarterly	2X Annually
1	Empty all trash containers. Replace soiled basket liners as required.	X
2	Removal all trash to disposal areas.	X
3	Dust all tops of desks, furniture, window ledges, telephones, partitions, file cabinets and other horizontal surfaces. (Documents, equipment and other miscellaneous items will not be moved.)	X
4	All glass top tables and desks in meeting and conference rooms will be wiped	X
5	Straighten magazines and periodicals on reception tables.	X
6	Spot clean interior glass in partitions.	X
7	Wash both sides of glass doors.	X
8	Remove fingerprints from around doors and light switches.	X
9	Power vacuum all carpeted areas.	X
10	Inspection office areas for new, small spots on carpets. Spot clean these areas. (Spray bottle & rag technique only). Any larger spot/spill will require extraction.	X
11	Dust mop all hard surface floors. Damp mop to remove spillage.	X
12	Secure all office doors and turn off lights as indicated .	X
13	Report all irregularities to management.	X
14	Dust all lower areas of chairs, file cabinets, desks, etc.			X
15	Dust tops of picture frames and high ledges.			X
16	General high dust partitions and other vertical surfaces.			X
17	Spray buff all resilient tile and hard surface floors.				X
18	Power vacuum upholstered furniture.				X
19	Dust venetian blinds.				X
20	Fire extinguishers will be damp wiped.				X
21	Edge vacuum all exposed baseboards with crevice tool as needed.					X
22	Strip and wax all resilient tile floors as needed. Buff to shine.						X
23	Clean all baseboards and door jambs.						X
24	Dust with treated clothes, all wood wall surfaces.						X
25	Vacuum all ceiling air vents.						X

KITCHENS AND BREAK ROOMS		Frequency of Service
		Daily	2X/Week	Weekly	Monthly	Quarterly	2X Annually
1	Empty trash containers. Replace soiled basket liners as required.	X
2	Remove trash to disposal area.	X
3	Clean tabletops with disinfectant cleaner.	X
4	Wipe down chair seats and arms.	X
5	Wet mop tile floor and or vacuum carpet.	X
6	Spot clean walls.	X
7	Wipe down fronts of vending machines, coffee makers, ice machine and change dispensers.	X
8	Clean sink and countertop with disinfectant cleaner.	X
9	Spot clean front of cabinet doors and outside front of refrigerators and microwaves.	X
10	Dust any window ledges.	X
11	Spray buff resilient tile floor.				X
12	Dust venetian blinds.				X
13	Clean all baseboards and door jambs.						X
14	Vacuum ceiling air vents.						X
15	Strip and wax all resilient tile floors as needed . Buff to shine.						X

CORRIDORS		Frequency of Service
		Daily	2X/Week	Weekly	Monthly	Quarterly	2X Annually
1	Remove trash to disposal areas.	X
2	Power vacuum carpets or sweep and damp mop hard surface floors.	X
3	Clean and disinfect drinking fountains.	X
4	Spot clean both sides of entrance doors and glass.	X
5	Spot clean wall areas around elevator call buttons.	X
6	Dust all ledge areas, high and low.			X
7	Spot wash fingerprints from wall areas.			X
8	High dust all wall areas.						X
9	Vacuum all ceiling air vents.						X

Exhibit "L" JANITORIAL SERVICES - Page 1

EXHIBIT M – TIMELINE FOR COMPLETION OF LANDLORD’S WORK

Feb 13th – Start Date

Feb 20th – Tenant has to have LL comments to space plans, or subject to Tenant delays

Feb 21 & 22 – Staffelbach makes changes to plans

Feb 23rd – LL delivers plans back to DealerTrack

Feb 28th – DealerTrack has to have final comments back to LL, or Tenant Delays begin;

Feb 29th – LL starts CD’s

March 21st at 5:00 – LL delivers CD’s to DealerTrack for review

March 28th by 5:00 – Tenant has to deliver comments back to LL on CD’s

April 2nd – LL completes changes to CD’s and delivers them back to Tenant for review

April 5th at 5:00 pm – Tenant has to deliver final comments back to LL, or Tenant Delays begin

April 11th – CD’s are completed.

April 13th – CD’s are sent out to bid

April 25th – Bids are back to Hines

April 30th – Construction begins

July 31th – Substantial Completion achieved

Exhibit "M" TIMELINE FOR COMPLETION OF LANDLORD’S WORK - Page 1